UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FINGERMOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	46-4600326
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Finger Motion, Inc.

700 S. Rosemary Ave., Ste 204

West Palm Beach, FL 33401

(347) 349-5339

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Jolie Kahn, Esq., CEO

Finger Motion, Inc.

700 S. Rosemary Ave., Ste 204

West Palm Beach, FL 33401

(347) 349-5339

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholder may not sell or offer these securities until the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 1, 2026

PROSPECTUS

FINGERMOTION, INC.

Up to 25,521,564 Shares of Common Stock Issuable Upon Conversion of Senior Secured Convertible Note

This prospectus relates to the resale or other disposition of up to 25,521,564 shares of common stock of FingerMotion, Inc. (the “Company”) that may be offered and sold, from time to time, by the selling stockholder (the “Selling Stockholder”) identified in this prospectus. These 25,521,564 shares represent 150% of the maximum number of shares of common stock issuable upon conversion of a senior secured convertible note dated August 12, 2026 in the outstanding principal amount of $5,000,000 (the “Note”) and 4,092,993 shares underlying the Warrant issued as of the same date (the “Warrant”), determined as if the outstanding Note was converted in full and the Warrant was exercised in full as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the U.S. Securities and Exchange Commission (“SEC”) without regard to any limitations on the conversion of the Note. The Note was issued pursuant to a Securities Purchase Agreement, dated August 12, 2026 (the “Purchase Agreement”), between the Company and the Selling Stockholder. We are required to obtain majority stockholder approval to permit the issuance of 20% or more of our outstanding shares of Common Stock (the “Stockholder Approval”) and we intend to seek Stockholder Approval at a special meeting of stockholders, which is scheduled for October 6, 2026. Prior to obtaining Stockholder Approval, the Selling Stockholder may only acquire up to 12,256,260 of the Shares underlying the May 2026 Note and the Note and the Warrants upon conversion.

We are not offering any shares of our common stock for sale under this prospectus. We are registering the offer and resale of the shares of common stock issuable in connection with the conversion or repayment of the Note to satisfy contractual obligations owed by us to the Selling Stockholder pursuant to the Purchase Agreement and documents ancillary thereto. Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the shares. Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the Selling Stockholder prior to any resale of such shares pursuant to this prospectus. No underwriter or other person has been engaged to facilitate the sale of the shares in this offering. The Selling Stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar expenses, if any, incurred for the sale of the shares.

We will not receive any proceeds from the resale of shares of our common stock by the Selling Stockholder pursuant to this prospectus. The Note bears an original principal amount of $5,000,000 with an original issue discount of $700,000. At closing of the sale of the Note to the Selling Stockholder pursuant to the Purchase Agreement, the Company received $1,300,000, with the remaining $3,000,000 of the $4,300,000 aggregate discounted principal amount to be released to the Company upon milestones set forth in the Purchase Agreement.

The Selling Stockholder, or its permitted transferees or other successors-in-interest, may offer the shares of our common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We provide additional information about how the Selling Stockholder may sell their shares of common stock in the section entitled “Plan of Distribution” in this prospectus.

Our shares of common stock are traded on the NASDAQ Capital Market (“Nasdaq”) under the symbol “FNGR”. On August 28, 2026, the last reported price of our common stock was $0.3980 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplement as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We agreed to bear substantially all of the expenses in connection with the registration and resale of the shares offered hereby (other than selling commissions).

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus, including the risks described under the section of this prospectus entitled “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

INTRODUCTORY COMMENTS

FingerMotion, Inc. is a Delaware-incorporated holding company. Headquartered in Singapore, the Company focuses on delivering technology-enabled platforms and services in the People’s Republic of China (“PRC” or “China”, and, unless the context requires otherwise and solely for the purpose of this prospectus, such as describing legal or tax matters, authorities, entities, or persons, excludes the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan) and selected international markets. The Company’s offerings include mobile recharge and payment solutions for the telecommunications sector, data analytics solutions, and platform-based digital ecosystems.

The Company’s operations are primarily carried out through subsidiaries and contractual agreements with affiliated entities in the PRC, particularly, a variable interest entity (“VIE”), Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology”, or the “VIE”).

Ms. Li Li, the sole shareholder of JiuGe Technology, serves as its legal representative and general manager. Due to PRC laws and regulations that may restrict foreign ownership in certain industries deemed sensitive by the PRC government, the Company uses the VIE structure to secure contractual exposure to and economic benefits from operations in the PRC.

The Company indirectly owns 100% of the equity interests in Shanghai JiuGe Business Management Co., Ltd. (“JiuGe Management” or the “WFOE”), a wholly foreign-owned enterprise, which has established a series of contractual arrangements with the VIE and its shareholder (collectively, the “VIE Agreements”). These arrangements provide the Company with control over and the ability to receive substantially all of the economic benefits from the VIE. However, the VIE Agreements have not been tested in PRC courts. For details on the VIE structure and the contractual arrangements, please refer to “Business—Corporate Information” on page 41. Consequently, investors in the Company’s common stock do not hold direct equity interests in the VIE.

As the Company does not possess direct equity ownership in the VIE, it is subject to risks and uncertainties associated with the interpretation and application of PRC laws and regulations, including uncertainties regarding the validity and enforceability of the VIE Agreements among the WFOE, the VIE, and the VIE’s shareholder. Additionally, there are also considerable uncertainties concerning the future actions of the PRC government, which may determine that the VIE structure does not comply with applicable laws and regulations. If the PRC government disallows the VIE structure, the Company could lose its ability to consolidate the financial results of the VIE, adversely affecting its business, financial condition, and results of operations, potentially leading to a significant decline in the value of the Company’s common stock. Please refer to “Risk Factors—Risks Related to the VIE Agreements” and “Risk Factors—Risks Related to Doing Business in China” herein.

The Company is exposed to legal and operational risks associated with a significant portion of its operations in the PRC. The legal and regulatory framework in the PRC that governs the Company’s business is continually evolving and may be subject to varying interpretations. This could lead to changes in the Company’s operations or regulatory requirements, potentially resulting in material and adverse effects on its business, financial condition, and operational results, as well as a decline in the value of its common stock or limitations on the Company’s ability to offer securities to investors.

In recent years, PRC authorities have introduced and enhanced regulatory oversight in areas including VIE structures, data security, and anti-monopoly practices. As of the date of this prospectus, neither the Company, its subsidiaries, nor the VIE has been subject to any cybersecurity review initiated by PRC regulatory authorities, nor has any such entity received any related inquiry, notice, or sanction.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated new rules governing overseas securities offerings and listings by companies with operations in the PRC, which became effective on March 31, 2023 (the “Overseas Listing Trial Measures”). These regulations establish a filing-based regulatory framework requiring companies based in the PRC, or primarily conducting operations within the PRC, to submit filings to the CSRC in relation to overseas securities offerings and listings. Generally, these regulations apply when a significant portion of a company’s business, financial results, or management activities is situated in the PRC.

Under these regulations, companies that were listed on overseas exchanges prior to March 31, 2023, such as the Company, are designated as “stock enterprises” and are not required to submit an immediate filing with the CSRC. However, should the Company pursue a future offering of securities in an overseas market, such as follow-on offerings or other capital-raising activities, it may be required to file with the CSRC within a specified timeframe. Non-compliance with these obligations could result in regulatory actions, including fines or other penalties, which may materially adversely impact the Company’s business, financial condition, and operating results.

As of the date of this prospectus, neither the Company, its subsidiaries nor the VIE, nor any of its respective officers or directors, have received any inquiries, notices, warnings or sanctions from the CSRC or any other governmental authorities in the PRC regarding the Overseas Listing Trial Measures. However, the interpretation and implementation of these measures, as well as the related administrative rules, policies and practices of the CSRC, remain uncertain. Consequently, the potential impact of any future regulatory developments on the Company’s ability to conduct our business, accept investments, or list or maintain a listing on U.S. or foreign exchange is unclear. Please refer to “Risk Factors— Risks Related to Doing Business in China” for further details.

Additionally, as of the date of this prospectus, the Company’s subsidiaries and WFOE have not declared or paid any dividends or made any distributions to the Company. Under Delaware law, a Delaware corporation may only pay cash dividends out of surplus or net profits. As a holding company, the Company would rely on payments made by the VIE to the WFOE in accordance with the VIE Agreements, as well as dividends or other distributions from the WFOE to the Company, to fund future dividend payments on the Company’s common stock.

The Company’s ability to receive funds from its operations in the PRC is subject to restrictions and limitations imposed by the PRC law. Under the VIE Agreements, the VIE is obligated to make payments to the WFOE, in cash or in kind, at the WFOE’s request; however, such payments are subject to applicable PRC taxes, including value-added tax (“VAT”) and enterprise income tax. Furthermore, PRC regulations permit the WFOE to pay dividends to its offshore parent, the Company, only out of registered capital amount, if any, as determined in accordance with Chinese accounting standards and regulations. If the WFOE incurs debt in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to the Company. Any limitation on the WFOE’s ability to distribute dividends or other payments to the Company could materially and adversely limit the Company’s ability to grow, make investments or acquisitions, pay dividends or otherwise fund the operations. Moreover, any cash dividends or distributions of assets by the WFOE to the Company, through our subsidiary as its shareholder, are subject to PRC withholding tax, which is generally up to 10%. PRC regulations also impose restrictions on the conversion of Chinese Renminbi (“RMB”) into foreign currencies and the remittance of currencies out of China which may delay or limit the Company’s ability to transfer funds offshore. As a result, the Company may face challenges in distributing earnings from the PRC operations, and if we are unable to do so, we may not be able to pay dividends on the Company’s common stock.

Transfer of Cash or Assets

Dividend Distributions

The Company has never declared or paid dividends or distributions on its common stock. The Company has previously disclosed an intention to issue a dividend in kind in the form of warrants. The Company currently intends to retain all available funds and any future consolidated earnings to support operations and the growth of its business and, accordingly, does not anticipate paying cash dividends in the foreseeable future.

Under Delaware law, the Company may pay dividends only from net profits or, if there are no such profits, from net assets in excess of capital. As a holding company, the Company’s ability to pay dividends depends on dividends and other distributions from its WFOE. Any restrictions on the WFOE’s ability to distribute funds could materially and adversely affect the Company’s ability to grow its business, make investments or acquisitions, or pay dividends to its shareholders.

The WFOE’s ability to distribute dividends is subject to PRC laws and regulations, which generally provide that: (i) dividends may be paid only out of accumulated after-tax profits determined in accordance with PRC accounting standards; (ii) losses from prior fiscal years must be offset before profits can be distributed; (iii) profits from prior fiscal years may be distributed together with current fiscal year profits; and (iv) at least 10% of after-tax profits must be allocated to a statutory reserve fund until such reserve reaches 50% of the WFOE’s registered capital. These requirements may limit the amount of funds available for distribution. If the WFOE incurs debt, the governing instruments may further restrict its ability to pay dividends or make other distributions to the Company.

In addition, dividends paid by the WFOE to the Company’s offshore holding entity are generally subject to PRC withholding tax of up to 10% and are subject to review by banks designated by the State Administration of Foreign Exchange (“SAFE”). PRC regulations also impose controls on the conversion of RMB into foreign currencies and the remittance of funds out of China, which may delay or restrict the Company’s ability to receive dividends.

The Company’s ability to pay dividends also depends on payments made from the VIE to the WFOE under the VIE Agreements, and the subsequent distribution of such funds to the Company. These payments may be subject to PRC taxes, including VAT of approximately 6% and enterprise income tax of 25%. Any limitations on the ability of the VIE or the WFOE to make such payments could materially affect the Company’s liquidity and its ability to pay dividends. For additional information, see “Risk Factors—Risks Related to Doing Business in China” on page 20.

Our Company’s Ability to Settle Amounts Owed under the VIE Agreements

The Company transfers cash to its wholly-owned Hong Kong subsidiary, Finger Motion (CN) Limited, through capital contributions or intercompany loans. The Hong Kong subsidiary then transfers cash to the WFOE in China through capital contributions. As the Company controls the VIE through contractual arrangements rather than equity ownership, it is not permitted to make direct capital contributions to the VIE and its subsidiaries.

Under the VIE Agreements, the VIE is obligated to make payments to the WFOE, in cash or in kind, at the WFOE’s request. The Company expects to settle amounts due under the VIE Agreements through dividends and other distributions from the WFOE to the Company. However, such transfers may be subject to the following limitations:

●	Taxes: Payments from the VIE to the WFOE are subject to PRC taxes, including VAT of 6% and enterprise income tax of 25%.

●	Dividend restrictions: PRC regulations generally permit the WFOE to pay dividends to the Company, out of its accumulated after-tax profits determined in accordance with PRC accounting standards. In addition, if the WFOE incurs debt in the future, the governing instruments may restrict its ability to pay dividends or make other distribution to the Company.

●	Foreign exchange controls: PRC regulations impose restrictions on the conversion of RMB into foreign currencies and the remittance of funds out of China, which may delay or limit the Company’s ability to receive dividends.

The VIE may transfer cash to the WFOE by paying service fees pursuant to the applicable consulting services agreement.

Effect of Holding Foreign Companies Accountable Act and Related SEC Rules

The Holding Foreign Companies Accountable Act (“HFCAA”) mandates that the U.S. Securities and Exchange Commission (“SEC”) prohibit trading in the securities of companies whose auditors cannot be fully inspected by the Public Company Accounting Oversight Board (“PCAOB”) for a specified period.

In December 2021, the PCAOB announced its inability to fully inspect certain accounting firms located in mainland China and Hong Kong. Consequently, certain U.S.-listed companies with auditors in those jurisdictions were identified under the HFCAA. However, in December 2022, the PCAOB reported that it had gained sufficient access to inspect and investigate registered accounting firms in mainland China and Hong Kong, thereby vacating its previous determinations.

The Company is not currently classified as a Commission-Identified Issuer under the HFCAA and is not subject to trading prohibitions or delisting under this Act. Additionally, the Company has appointed a U.S.-based independent registered public accounting firm as its auditor.

Nonetheless, future changes in U.S. or PRC regulations, or a determination by the PCAOB that it cannot adequately inspect audit firms in relevant jurisdictions, could impact our compliance with HFCAA requirements. If our securities were prohibited from trading or delisted from Nasdaq, investors might experience reduced liquidity, and the value of our common stock could be adversely affected.

The date of this prospectus is                        , 2026

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Neither we, nor the Selling Stockholder, have authorized any other person to provide you with different or additional information. Neither we, nor the Selling Stockholder, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The Selling Stockholder is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the Selling Stockholder have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Our name, our logo and other trademarks or service marks of ours appearing in this prospectus are the property of FingerMotion, Inc. Trade names, trademarks, and service marks of other companies appearing in this prospectus are the property of their respective holders.

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TERMS USED IN THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus: (i) the terms “we”, “us”, “our”, “Company”, “FingerMotion” and “our business” refer to FingerMotion, Inc.; (ii) “SEC” refers to the Securities and Exchange Commission; (iii) “Securities Act” refers to the United States Securities Act of 1933, as amended; (iv) “Exchange Act” refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute forward-looking statements that involve risks and uncertainties. These statements reflect the Company’s current expectations and forecasts of future events. All statements in this prospectus other than those of current or historical fact, are considered forward-looking. This includes statements regarding the Company’s future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals, the impact of applicable laws or regulations, and management’s plans and objectives for future operations. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, are intended to identify forward-looking statements.

The Company has based these forward-looking statements on its current expectations about future events. While the Company believes these expectations are reasonable, such statements are inherently subject to risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied in the forward-looking statements for a variety of reasons. Factors that could contribute to such differences include, but are not limited to:

●	international, national and local general economic and market conditions including the effects of geopolitical conflicts such as the war between Russia and Ukraine, tensions and conflicts in the Middle East and related sanctions and regulatory measures; changes in the economic growth rates, capital availability or investments levels in the markets in which the Company operates; and the escalation of trade tensions, sanctions, tariffs or other restrictive measures, particularly between the U.S. and China and Canada, which may adversely affect our operations, cross-border transactions, supply chains, business relationships and overall financial performance;

●	changes in demographic trends and consumer behavior affecting demand for the Company’s products and services;

●	natural disasters, public health events, or other force majeure events that may disrupt the operations of the Company or its partners;

●	the ability of the Company to manage and forecast growth, including scaling its operations and infrastructure;

●	risks associated with managing the VIE Agreements;

●	the ability of the Company to maintain required licenses, approvals, and relationships with telecommunications carriers, partners, and regulators in China and Canada;

●	adverse publicity;

●	competition and changes in the Chinese telecommunications market;

●	variability in operating results, and limitations in forecasting operating performance;

●	business disruptions due to system failures and/or cybersecurity breaches;

●	changes in management decisions and strategic priorities in response to evolving market, regulatory or operational conditions, which may affect our business, financial condition and results of operations;

●	the Company’s ability to manage risks relating to new prospective business initiatives;

●	assumptions and estimates underlying the forward-looking statements that may prove to be inaccurate;

●	the Company’s ability to raise sufficient funds to carry out the proposed business plan;

●	changes in laws, regulations and actions by government authorities, including changes in government regulation;

●	dependency on certain key personnel and the Company’s ability to retain and attract qualified personnel;

●	the Company’s ability to control operating costs and expenses;

●	the Company’s ability to manage growth and expansion effectively; and

●	risks and uncertainties described discussed below in the section entitled “Risk Factors”.

While management has made efforts to identify key factors that could cause actual results to differ materially from those presented in forward-looking statements, there may be additional factors that could lead to results differing from expectations, estimates, or intentions. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified, in their entirety by these cautionary statements. The Company does not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. Readers should carefully review the cautionary statements and risk factors contained in this prospectus, as well as in filings that the Company may make from time to time with the SEC.

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PROSPECTUS SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus. You should read carefully the entire document, including our financial statements and related notes, to understand our business, our Common Shares and the other considerations that are important to your decision to invest in our Common Shares. You should pay special attention to the “Risk Factors” section commencing on page 11.

All references to “$” or “dollars”, are expressed in United States dollars unless otherwise indicated.

The Company

Overview and Corporate Information

We are a Delaware holding company. Headquartered in Singapore, the Company provides technology-enabled platforms and services in the People’s Republic of China (“PRC” or “China”, and, unless the context requires otherwise and solely for the purpose of this prospectus, such as describing legal or tax matters, authorities, entities, or persons, excludes the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan) and selected international markets. The Company’s offerings include mobile payment and recharge solutions, data analytics services, and platform-based digital applications and solutions.

The Company operates through its subsidiaries and contractual arrangements with affiliated entities in the PRC, including its variable interest entity (“VIE”), through which it conducts a substantial portion of its operations. These contractual arrangements are intended to provide the Company with effective control over, and the ability to receive economic benefits from, the VIE. Its business model focuses on delivering transaction-based services, platform solutions, and data-driven applications to telecommunications carriers, enterprise customers, and other commercial partners. For a description of the contractual arrangements and the related risks, see “Risk Factors—Risks Related to the VIE Agreements” on page 17 and “Risks Related to Doing Business in China” on page 20.

The Company organizes its operations across four primary areas: (i) telecommunications products and services, (ii) marketplace platform and digital commerce infrastructure solutions, (iii) data and analytics platform solutions, and (iv) advanced technology and platform solutions.

The Company’s strategic focus is to continue operating and optimizing its telecommunications products and services business while expanding its higher-margin, technology-driven platform offerings. These offerings include the development and commercialization of its marketplace platforms, data analytics solutions (including applications for insurance and financial services), and critical infrastructure technology platforms. The Company is also focused on enhancing its underlying technology capabilities, including platform scalability, data processing, and system integration, to support growth across multiple industry verticals. The timing and extent of growth in these areas will depend on factors such as market adoption, competitive conditions, regulatory developments, and the Company’s ability to execute its platform development and commercialization strategies.

Additionally, the Company has added an additional business plan which it announced on August 27, 2026. the strategic plan developed by new management with BlueFlare Energy Solutions Inc. (“BlueFlare”) for behind-the-meter (“BTM”) artificial intelligence (“AI”) and high-performance computing (“HPC”) infrastructure in North America.

The Company believes its new business model provides the strongest prospect of success by leveraging BlueFlare’s existing operating platform (site origination, on-site natural gas power generation, modular construction, load management and field operations), rather than building those capabilities from scratch.

Our principal executive offices are located at 111 Somerset Road, Level 3 Singapore 238164, and our telephone number is (347) 349-5339.

Our common stock is registered under section 12(b) of the Exchange Act. Our common stock is listed on the Nasdaq Capital Market under the symbol “FNGR”.

Our website address is www.fingermotion.com. Information contained on, or accessible through, our websites do not constitute a part of and is not incorporated into this prospectus, and the only information that you should rely on in making your decision whether to invest in our common stock is the information contained in this prospectus.

The following diagram depicts our corporate structure which will be further augmented as it carries out its data center business roll out, and the below description applies to the telecommunications business segment only.

The Company’s holding company structure presents unique risks as the Company’s investors may never directly hold equity interests in the Company’s subsidiaries or the VIE.

The Company relies on distributions and other payments from its subsidiaries and VIE to fund its operations. These payments are subject to PRC laws and regulations, including restrictions on dividends, foreign exchange controls, and other regulatory requirements.

The Company’s subsidiaries and VIE are subject to regulation by PRC authorities, including the China Securities Regulatory Commission (“CSRC”) and the Cyberspace Administration of China (“CAC”). As of the date of this prospectus, the Company is not required to obtain specific approvals from these authorities to operate its current business. However, under the CSRC’s Overseas Listing Trial Measures, the Company may be required to complete filing procedures for future overseas securities offerings.

The regulatory environment in China is evolving, and it remains uncertain how new or changing laws and regulations may impact the Company’s operations, its ability to accept foreign investment, or its ability to maintain a listing on a U.S. or other foreign exchange.

The Company’s operations in the PRC require specific licenses and permits. Its VIE and related operating entities hold value-added telecommunications business licenses issued by the MIIT. These licenses are necessary for providing mobile payment, recharge, and messaging services in China.

The Company conducts a substantial portion of its operations in China through VIE arrangements. These arrangements consist of a series of contractual agreements (the “VIE Agreements”) between the Company’s WFOE and the VIE, along with its shareholder, pursuant to which JiuGe Technology became the Company’s contractually controlled affiliate. The VIE Agreements include a consulting services agreement, a loan agreement, a power of attorney agreement, a call option agreement and a share pledge agreement in order to secure the connection and commitments of the VIE.

The purpose of these agreements is to give the Company effective control over the VIE and to enable it to receive the majority of the economic benefits from its operations. However, the Company lacks direct equity ownership in the VIE, which means these arrangements may not be as effective as direct ownership.

The enforceability of the VIE agreements under PRC law remains uncertain, and there is no guarantee that the Company will be able to maintain effective control over the VIE. Please see “Risk Factors—Risks Related to the VIE Agreements” on page 17.

Transfer of Cash or Assets

Dividend Distributions

The Company has never declared or paid dividends or distributions on its common stock. The Company has previously disclosed an intention to issue a dividend in kind in the form of warrants. The Company currently intends to retain all available funds and any future consolidated earnings to support operations and the growth of its business and, accordingly, does not anticipate paying cash dividends in the foreseeable future.

Under Delaware law, the Company may pay dividends only from net profits or, if there are no such profits, from net assets in excess of capital. As a holding company, the Company’s ability to pay dividends depends on dividends and other distributions from its WFOE. Any restrictions on the WFOE’s ability to distribute funds could materially and adversely affect the Company’s ability to grow its business, make investments or acquisitions, or pay dividends to its shareholders.

The WFOE’s ability to distribute dividends is subject to PRC laws and regulations, which generally provide that: (i) dividends may be paid only out of accumulated after-tax profits determined in accordance with PRC accounting standards; (ii) losses from prior fiscal years must be offset before profits can be distributed; (iii) profits from prior fiscal years may be distributed together with current fiscal year profits; and (iv) at least 10% of after-tax profits must be allocated to a statutory reserve fund until such reserve reaches 50% of the WFOE’s registered capital. These requirements may limit the amount of funds available for distribution. If the WFOE incurs debt, the governing instruments may further restrict its ability to pay dividends or make other distributions to the Company.

In addition, dividends paid by the WFOE to the Company’s offshore holding entity are generally subject to PRC withholding tax of up to 10% and are subject to review by banks designated by the State Administration of Foreign Exchange (“SAFE”). PRC regulations also impose controls on the conversion of RMB into foreign currencies and the remittance of funds out of China, which may delay or restrict the Company’s ability to receive dividends.

The Company’s ability to pay dividends also depends on payments made from the VIE to the WFOE under the VIE Agreements, and the subsequent distribution of such funds to the Company. These payments may be subject to PRC taxes, including VAT of approximately 6% and enterprise income tax of 25%. Any limitations on the ability of the VIE or the WFOE to make such payments could materially affect the Company’s liquidity and its ability to pay dividends. For additional information, see “Risk Factors—Risks Related to Doing Business in China” on page 20.

Our Company’s Ability to Settle Amounts Owed under the VIE Agreements

The Company transfers cash to its wholly-owned Hong Kong subsidiary, Finger Motion (CN) Limited, through capital contributions or intercompany loans. The Hong Kong subsidiary then transfers cash to the WFOE in China through capital contributions. As the Company controls the VIE through contractual arrangements rather than equity ownership, it is not permitted to make direct capital contributions to the VIE and its subsidiaries.

Under the VIE Agreements, the VIE is obligated to make payments to the WFOE, in cash or in kind, at the WFOE’s request. The Company expects to settle amounts due under the VIE Agreements through dividends and other distributions from the WFOE to the Company. However, such transfers may be subject to the following limitations:

●	Taxes: Payments from the VIE to the WFOE are subject to PRC taxes, including VAT of 6% and enterprise income tax of 25%.

●	Dividend restrictions: PRC regulations generally permit the WFOE to pay dividends to the Company, out of its accumulated after-tax profits determined in accordance with PRC accounting standards. In addition, if the WFOE incurs debt in the future, the governing instruments may restrict its ability to pay dividends or make other distribution to the Company.

●	Foreign exchange controls: PRC regulations impose restrictions on the conversion of RMB into foreign currencies and the remittance of funds out of China, which may delay or limit the Company’s ability to receive dividends.

The VIE may transfer cash to the WFOE by paying service fees pursuant to the applicable consulting services agreement.

Effect of Holding Foreign Companies Accountable Act and Related SEC Rules

The Holding Foreign Companies Accountable Act (“HFCAA”) mandates that the U.S. Securities and Exchange Commission (“SEC”) prohibit trading in the securities of companies whose auditors cannot be fully inspected by the Public Company Accounting Oversight Board (“PCAOB”) for a specified period.

In December 2021, the PCAOB announced its inability to fully inspect certain accounting firms located in mainland China and Hong Kong. Consequently, certain U.S.-listed companies with auditors in those jurisdictions were identified under the HFCAA. However, in December 2022, the PCAOB reported that it had gained sufficient access to inspect and investigate registered accounting firms in mainland China and Hong Kong, thereby vacating its previous determinations.

The Company is not currently classified as a Commission-Identified Issuer under the HFCAA and is not subject to trading prohibitions or delisting under this Act. Additionally, the Company has appointed a U.S.-based independent registered public accounting firm as its auditor.

Nonetheless, future changes in U.S. or PRC regulations, or a determination by the PCAOB that it cannot adequately inspect audit firms in relevant jurisdictions, could impact our compliance with HFCAA requirements. If our securities were prohibited from trading or delisted from Nasdaq, investors might experience reduced liquidity, and the value of our common stock could be adversely affected.

Summary of Risk Factors

Our business and our ability to implement our business strategy are subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the section of this prospectus captioned “Risk Factors.” You should read these risks before you invest in our common stock. These risks include the following, among others:

Risks Associated with Our Business

●	We have a limited operating history and, as a result, our past results may not be indicative of future operating performance.

●	We have a history of net losses, and we may not be able to achieve or maintain profitability in the future.

●	If we fail to effectively manage our growth, our business, financial condition and results of operations could be adversely affected.

●	We depend on our key personnel and other highly skilled personnel, and if we fail to attract, retain, motivate or integrate our personnel, our business, financial condition and results of operations could be adversely affected.

●	Our concentration of earnings from two telecommunications companies may have a material adverse affect on our financial condition and results of operations.

●	Any actual or perceived security or privacy breach could interrupt our operations, harm our brand and adversely affect our reputation, brand, business, financial condition and results of operations.

●	Systems failures and resulting interruptions in the availability of our platform or offerings could adversely affect our business, financial condition and results of operations.

●	The successful operation of our business depends upon the performance and reliability of Internet, mobile, and other infrastructures that are not under our control.

●	We may be subject to claims, lawsuits, government investigations and other proceedings that may adversely affect our business, financial condition and results of operations.

●	We may require additional funding to support our business, and any failure to obtain such funding or to comply with the terms of any financing we obtain could materially and adversely affect our business, financial condition and results of operations.

●	Claims by others that we infringed their proprietary technology or other intellectual property rights could harm our business.

Risks Related to Our Securities

●	Our stock has limited liquidity.

●	We do not intend to pay dividends for the foreseeable future.

●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price and trading volume of our common stock could decline.

●	The continued sale of our equity securities will dilute the ownership percentage of our existing shareholders and may decrease the market price for our Common Shares.

Risks Related to the VIE Agreements

●	The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

●	Our ability to manage and operate JiuGe Technology under the VIE Agreements may not be as effective as direct ownership.

●	The VIE Agreements have never been challenged or recognized by any court in the PRC, and the PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

●	The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

●	Shareholders of JiuGe Technology have potential conflicts of interest with our Company which may adversely affect our business.

●	We rely on the approval certificates and business license held by JiuGe Management and any deterioration of the relationship between JiuGe Management and JiuGe Technology could materially and adversely affect our business operations.

●	If JiuGe Management exercises the purchase option it holds over JiuGe Technology’s share capital pursuant to the VIE Agreements, the payment of the purchase price could materially and adversely affect our financial position.

Risks Related to Doing Business in China

●	Changes in China’s political or economic situation could harm us and our operating results (see page 20).

●	Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us (see page 20).

●	The current tensions in international trade and rising political tensions, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations (see page 20).

●	You may have difficulty enforcing judgments against us (see page 21).

●	The PRC government exerts substantial influence over the manner in which we must conduct our business activities (see page 21).

●	The PRC government may exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers (see page 22).

●	Future inflation in China may inhibit our ability to conduct business in China (see page 22).

●	Capital outflow policies in the PRC may hamper our ability to remit income to the United States (see page 22).

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements (see page 23).

●	Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme, and any other future laws and regulations may entail significant expenses and could materially affect our business (see page 23).

●	Restrictions on currency exchange may limit our ability to receive and use our revenues effectively (see page 24).

●	Fluctuations in exchange rates could adversely affect our business and the value of our securities (see page 25).

●	Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to our shareholders, and otherwise fund and conduct our businesses (see page 25).

●	PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary and affiliated entities, which could harm our liquidity and our ability to fund and expand our business (see page 25).

●	Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary or affiliate, limit our PRC subsidiary’s and affiliate’s ability to distribute profits to us or otherwise materially adversely affect us (see page 26).

●	We may be subject to fines and legal sanctions by SAFE or other PRC government authorities if we or our employees who are PRC citizens fail to comply with PRC regulations relating to employee stock options granted by offshore listed companies to PRC citizens (see page 27).

●	Under the New Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders (see page 27).

●	We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business (see page 28).

●	Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which we are required to do in order to comply with U.S. securities laws (see page 28).

●	The disclosures in our reports and other filings with the SEC and our other public announcements are not subject to the scrutiny of any regulatory bodies in the PRC. Accordingly, our public disclosure should be reviewed in light of the fact that no governmental agency that is located in the PRC, where substantially all of our operations and business is located, has conducted any due diligence on our operations or reviewed or cleared any of our disclosure (see page 29).

●	Certain PRC regulations, including those relating to mergers and acquisitions and national security, may require a complicated review and approval process which could make it more difficult for us to pursue growth through acquisitions in China (see page 29).

●	As substantially all of our operations are conducted through the VIE in China, our ability to pay dividends is primarily dependent on receiving distributions of funds from the VIE. However, the PRC government might exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which would likely result in a material change in our operations, even significantly limit or completely hinder our ability to offer or continue to offer securities or dividends to investors, and the value of our common stock may depreciate significantly or become worthless (see page 29).

Risks Related to the Note and the Offering

●	A substantial number of shares of our common stock may be issued pursuant to the terms of the Note, which could cause the price of our common stock to decline, as well as cause a greater dilution to our existing stockholders.

●	Sales of substantial amounts of our common stock by the Selling Stockholder, or the perception that these sales could occur, could adversely affect the price of our common stock.

●	The requirement that we repay the Note and interest thereon in cash under certain circumstances, and the restrictive covenants contained in the Note, could adversely affect our business plan, liquidity, financial condition, and results of operations.

The Note Private Placement

August Note

On August 16, 2026 (the “Agreement Date”), FingerMotion, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “August Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Company issued to the Investor a senior secured convertible note (the “August Note”) with an original principal amount of $5,000,000 and an original issue discount of $700,000. The Note bears no interest (except upon an event of default) and, unless earlier converted or redeemed, will mature on the first anniversary of the closing date under the Agreement (the “Closing Date”). At closing, the Company will receive $4,300,000, of which $1.3 million will be immediately available to the Company and the remaining $3.0 million will be held in a DACA account in the name of the Company to be released upon meeting certain release conditions as set forth in the Purchase Agreement. Terms are similar to those in the May financing with the same institutional investor, including standard covenants and the like.

The Note is convertible, at any time at the Investor’s option, into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” and such shares issuable upon conversion, the “Conversion Shares”), at an initial fixed conversion price of $0.35 per share (the “Fixed Conversion Price”), which is subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations, and other customary events. In addition, during each monthly period specified in the Note (each, a “Monthly Redemption Conversion Period”), the Investor may convert up to the remaining principal amount of the Note (plus all accrued and unpaid amounts thereon) at a “Redemption Conversion Price” equal to the lower of (i) the Fixed Conversion Price then in effect and (ii) 90% of the lowest daily volume-weighted average price of the Common Stock during the seven consecutive trading days ending on and including the applicable date of conversion or the first trading day of the applicable Monthly Redemption Conversion Period, in each case subject to a floor price (the “Floor Price”) initially set at 20% of the Nasdaq Minimum Price (as defined in Nasdaq Listing Rule 5635) on the trading day prior to the date of the Purchase Agreement, which resets automatically every six months. If the Company is unable to issue Conversion Shares due to the exchange cap described below or if a Floor Price condition exists, the Investor may require the Company to satisfy the applicable monthly conversion amount in cash at a 7.5% premium.

The Note includes customary events of default, including, without limitation (and, where applicable, subject to any cure periods set forth in the Note):

●	suspension of trading of the Company’s Common Stock on Nasdaq;

●	the Company’s failure to timely deliver freely tradable Conversion Shares;

●	the Company’s failure to maintain the required share reserve for the Note;

●	any payment default under the Note or related transaction documents;

●	acceleration of $500,000 or more of the Company’s (or any subsidiary’s) other indebtedness;

●	the Company’s bankruptcy, insolvency, or liquidation (whether voluntary or involuntary);

●	entry of a final judgment for the payment of money in excess of $500,000 against the Company or any subsidiary;

●	breaches of representations, warranties, or covenants in the Note or any other transaction documents, including but not limited to the “key man” clause (as also included in the May 2026 financing with the same investor);

●	any failure of the resale registration statement to be timely filed, declared effective, or maintained in accordance with the Registration Rights Agreement (as defined below);

●	any security document failing or ceasing to create a valid and perfected first-priority lien on the collateral; and

●	failure by the Company to maintain minimum cash covenant.

If an event of default occurs and is continuing, the Note shall become due and payable, at the Investor’s election, in cash at an amount equal to 125% of all the outstanding principal amount of the Note, accrued and unpaid interest, and any other unpaid amounts (collectively, the “Outstanding Value”). Upon the occurrence and continuation of an event of default, default interest shall accrue at an annual rate of 12%.

The Note also contains additional conversion, redemption, and put mechanics, including (i) an optional redemption right in favor of the Company, exercisable after 40 trading days following the effective date of the initial resale registration statement, at a price equal to 115% of the Outstanding Value of the Note, (ii) a change of control put right entitling the Investor to require redemption of the Outstanding Value under the Note at a premium upon the occurrence of a change of control transaction, and (iii) a subsequent placement redemption right entitling the Investor to require the Company to apply up to 30% of the gross proceeds of such subsequent placement to redeem at a price equal to 115% of the Outstanding Value being redeemed, in each case subject to the terms and conditions set forth in the Note.

The Purchase Agreement contains customary representations, warranties, and agreements of the Company and the Investor, and customary indemnification rights and obligations of the parties. The Company has agreed to seek stockholder approval for the issuance of Conversion Shares in excess of 19.99% of the outstanding shares of Common Stock as of the date of the Purchase Agreement. Absent such approval (or an opinion of outside counsel that stockholder approval is not required), the Company may not issue Conversion Shares in excess of 12,256,260 shares in the aggregate (the “Exchange Cap”). Conversions are also subject to a 9.99% beneficial ownership limitation.

In addition, the Company is issuing the Investor a Warrant exercisable into 4,092,993 shares of Company common stock (the “Warrant Shares”). The Warrant carries a five-year term and is subject to a price adjustment should the Company issue securities below the exercise price of the warrant which is the fixed conversion price of the Note. The Warrant and the Warrant Shares will be issued in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement with the Investor (the “August Registration Rights Agreement”), pursuant to which the Company has agreed to file a resale registration statement to register for resale a number of shares of Common Stock equal to 150 % of the maximum number of Conversion Shares issuable upon conversion of the Note (subject to adjustment under the Registration Rights Agreement) and 100% of the number of Warrant Shares issuable upon exercise of the Warrant (subject to adjustment under the Registration Rights Agreement) no later than 15 calendar days after the date of the Registration Rights Agreement, and to use best efforts to cause such registration statement to be declared effective within the effectiveness deadlines specified thereunder.

The Company also entered into a security agreement with the Investor (the “August Security Agreement”), pursuant to which the Company granted to the Investor, acting as collateral agent, a first-priority security interest in substantially all of the Company’s personal property assets, subject to customary permitted liens and excluded assets, as set forth in the Security Agreement.

The Offering

Common Stock Offered by the Selling Securityholder	Up to an aggregate of 25,521,564 shares of common stock issuable upon conversion of the Note

Common Stock Outstanding Before the Offering	75,204,631 shares of common stock as of August 28, 2026.

Use of Proceeds

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the shares of common stock by the Selling Stockholder.

The Note bears an original principal amount of $5,000,000 with an original issue discount of $700,000. At closing of the Note, the Company received $1,300,000, with the remaining $3,000,000 of the $4,300,000 aggregate discounted principal amount held in a DACA account in the name of the Company to be released upon meeting certain release conditions as set forth in the Purchase Agreement.

Risk Factors	You should carefully read the section titled “Risk Factors” beginning on page 11 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Symbol for Our Common Stock	FNGR

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below may not be all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to the Business

We have a limited operating history and, as a result, our past results may not be indicative of future operating performance.

We have a limited operating history, which makes it difficult to forecast our future results. You should not rely on our past results of operations as indicators of future performance. You should consider and evaluate our prospects in light of the risks and uncertainty frequently encountered by companies like ours.

If we fail to address the risks and difficulties that we face, including those described elsewhere in this “Risk Factors” section, our business, financial condition and results of operations could be adversely affected. Further, because we have limited historical financial data and operate in an evolving market, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more predictable market. We have encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. If our assumptions regarding these risks and uncertainties are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition and results of operations could be adversely affected.

We have a history of net losses, and we may not be able to achieve or maintain profitability in the future.

For all annual periods of our operating history, we have experienced net losses. We generated net losses of approximately $7.0 million, $5.1 million and $3.8 million for the years ended February 28, 2026 and 2025, and February 29, 2024, respectively. As of February 28, 2026, we had an accumulated deficit of $41.2 million. We have not achieved profitability, and we may not realize sufficient revenue to achieve profitability in future periods. Our expenses will likely increase in the future as we develop and launch new offerings and platform features, expand in existing and new markets, increase our sales and marketing efforts and continue to invest in our platform. These efforts may be more costly than we expect and may not result in increased revenue or growth in our business. If we are unable to generate adequate revenue growth and manage our expenses, we may continue to incur significant losses in the future and may not be able to achieve or maintain profitability.

If we fail to effectively manage our growth, our business, financial condition and results of operations could be adversely affected.

We are currently experiencing growth in our business. This expansion increases the complexity of our business and has placed, and will continue to place, strain on our management, personnel, operations, systems, technical performance, financial resources and internal financial control and reporting functions. Our ability to manage our growth effectively and to integrate new employees, technologies and acquisitions into our existing business will require us to continue to expand our operational and financial infrastructure and to continue to retain, attract, train, motivate and manage employees. Continued growth could strain our ability to develop and improve our operational, financial and management controls, enhance our reporting systems and procedures, recruit, train and retain highly skilled personnel and maintain user satisfaction. Additionally, if we do not effectively manage the growth of our business and operations, the quality of our offerings could suffer, which could negatively affect our reputation and brand, business, financial condition and results of operations.

We depend on our key personnel and other highly skilled personnel, and if we fail to attract, retain, motivate or integrate our personnel, our business, financial condition and results of operations could be adversely affected.

Our success depends in part on the continued service of our founders, senior management team, key technical employees and other highly skilled personnel and on our ability to identify, hire, develop, motivate, retain and integrate highly qualified personnel for all areas of our organization. We may not be successful in attracting and retaining qualified personnel to fulfill our current or future needs. Our competitors may be successful in recruiting and hiring members of our management team or other key employees, and it may be difficult for us to find suitable replacements on a timely basis, on competitive terms or at all. If we are unable to attract and retain the necessary personnel, particularly in critical areas of our business, we may not achieve our strategic goals.

Our concentration of earnings from two telecommunications companies may have a material adverse effect on our financial condition and results of operations.

We currently derive a substantial amount of our total revenue through contracts secured with China Unicom and China Mobile. If we were to lose the business of one or both of these mobile telecommunications companies, if either were to fail to fulfill its obligations to us, if either were to experience difficulty in paying rebates to us on a timely basis, if either negotiated lower pricing terms, or if either increased the number of licensed payment portals it permits to process its payments, it could have a material adverse effect on our competitive position, business, financial condition, results of operations and cash flows. Additionally, we cannot guarantee that the volume of revenue we earn from China Unicom and China Mobile will remain consistent going forward. Any substantial change in our relationships with either China Unicom or China Mobile, or both, whether due to actions by our competitors, regulatory authorities, industry factors or otherwise, could have a material adverse effect on our business, financial condition and results of operations.

Any actual or perceived security or privacy breach could interrupt our operations, harm our brand and adversely affect our reputation, brand, business, financial condition and results of operations.

Our business involves the processing and transmission of our users’ personal and other sensitive data. Because techniques used to obtain unauthorized access to or to sabotage information systems change frequently and may not be known until launched against us, we may be unable to anticipate or prevent these attacks. Unauthorized parties may in the future gain access to our systems or facilities through various means, including gaining unauthorized access into our systems or facilities or those of our service providers, partners or users on our platform, or attempting to fraudulently induce our employees, service providers, partners, users or others into disclosing names, passwords, payment information or other sensitive information, which may in turn be used to access our information technology systems, or attempting to fraudulently induce our employees, partners or others into manipulating payment information, resulting in the fraudulent transfer of funds to criminal actors. In addition, users on our platform could have vulnerabilities on their own mobile devices that are entirely unrelated to our systems and platform but could mistakenly attribute their own vulnerabilities to us. Further, breaches experienced by other companies may also be leveraged against us. For example, credential stuffing attacks are becoming increasingly common and sophisticated actors can mask their attacks, making them increasingly difficult to identify and prevent. Certain efforts may be state-sponsored or supported by significant financial and technological resources, making them even more difficult to detect.

Although we have developed systems and processes that are designed to protect our users’ data, prevent data loss and prevent other security breaches, these security measures cannot guarantee security. Our information technology and infrastructure may be vulnerable to cyberattacks or security breaches; also, employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in an actual or perceived privacy or security breach or other security incident.

Any actual or perceived breach of privacy or security could interrupt our operations, result in our platform being unavailable, result in loss or improper disclosure of data, result in fraudulent transfer of funds, harm our reputation and brand, damage our relationships with third-party partners, result in significant legal, regulatory and financial exposure and lead to loss of confidence in, or decreased use of, our platform, any of which could adversely affect our business, financial condition and results of operations. Any breach of privacy or security impacting any entities with which we share or disclose data (including, for example, our third-party providers) could have similar effects.

Additionally, defending against claims or litigation based on any security breach or incident, regardless of their merit, could be costly and divert management’s attention. We cannot be certain that our insurance coverage will be adequate for data handling or data security liabilities actually incurred, that insurance will continue to be available to us on commercially reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have an adverse effect on our reputation, brand, business, financial condition and results of operations.

Systems failures and resulting interruptions in the availability of our platform or offerings could adversely affect our business, financial condition and results of operations.

Our systems, or those of third parties upon which we rely, may experience service interruptions or degradation because of hardware and software defects or malfunctions, distributed denial-of-service and other cyberattacks, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses, ransomware, malware or other events. Our systems also may be subject to break-ins, sabotage, theft and intentional acts of vandalism, including by our own employees. Some of our systems are not fully redundant and our disaster recovery planning may not be sufficient for all eventualities. Our business interruption insurance may not be sufficient to cover all of our losses that may result from interruptions in our service as a result of systems failures and similar events.

We have not experienced any system failures or other events or conditions that have interrupted the availability or reduced or affected the speed or functionality of our offerings. These events, were they to occur in the future, could adversely affect our business, reputation, results of operations and financial condition.

The successful operation of our business depends upon the performance and reliability of Internet, mobile, and other infrastructures that are not under our control.

Our business depends on the performance and reliability of Internet, mobile and other infrastructures that are not under our control. Disruptions in Internet infrastructure or the failure of telecommunications network operators to provide us with the bandwidth we need to provide our services and offerings could interfere with the speed and availability of our platform. If our platform is unavailable when platform users attempt to access it, or if our platform does not load as quickly as platform users expect, platform users may not return to our platform as often in the future, or at all, and may use our competitors’ products or offerings more often. In addition, we have no control over the costs of the services provided by national telecommunications operators. If mobile Internet access fees or other charges to Internet users increase, consumer traffic may decrease, which may in turn cause our revenue to significantly decrease.

Our business depends on the efficient and uninterrupted operation of mobile communications systems. The occurrence of an unanticipated problem, such as a power outage, telecommunications delay or failure, security breach or computer virus could result in delays or interruptions to our services, offerings and platform, as well as business interruptions for us and platform users. Furthermore, foreign governments may leverage their ability to shut down directed services, and local governments may shut down our platform at the routing level. Any of these events could damage our reputation, significantly disrupt our operations, and subject us to liability, which could adversely affect our business, financial condition and operating results. We have invested significant resources to develop new products to mitigate the impact of potential interruptions to mobile communications systems, which can be used by consumers in territories where mobile communications systems are less efficient. However, these products may ultimately be unsuccessful.

We may be subject to claims, lawsuits, government investigations and other proceedings that may adversely affect our business, financial condition and results of operations.

We may be subject to claims, lawsuits, arbitration proceedings, government investigations and other legal and regulatory proceedings as our business grows and as we deploy new offerings, including proceedings related to our products or our acquisitions, securities issuances or business practices. The results of any such claims, lawsuits, arbitration proceedings, government investigations or other legal or regulatory proceedings cannot be predicted with certainty. Any claims against us, whether meritorious or not, could be time-consuming, result in costly litigation, be harmful to our reputation, require significant management attention and divert significant resources. Determining reserves for litigation is a complex and fact-intensive process that requires significant subjective judgment and speculation. It is possible that such proceedings could result in substantial damages, settlement costs, fines and penalties that could adversely affect our business, financial condition and results of operations. These proceedings could also result in harm to our reputation and brand, sanctions, consent decrees, injunctions or other orders requiring a change in our business practices. Any of these consequences could adversely affect our business, financial condition and results of operations. Furthermore, under certain circumstances, we have contractual and other legal obligations to indemnify and to incur legal expenses on behalf of our business and commercial partners and current and former directors and officers.

We may require additional funding to support our business, and any failure to obtain such funding or to comply with the terms of any financing we obtain could materially and adversely affect our business, financial condition and results of operations.

To grow our business, FingerMotion currently looks to take advantage of the immense growth in the total variety of mobile services provided in China. For the Company to continue to grow, the deposit with the Telecoms needs to increase, as most of the revenue we process is dependent on the size of the deposit we have with each Telecom. We will need to raise additional capital to materially increase the amounts of these deposits with the Telecoms and to support the rollout of our Command & Communications business. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to those of our common stock, and our existing stockholders may experience dilution. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. A failure to comply with the terms of any financing could result in an event of default, entitling our creditors to exercise various remedies, including increasing interest rates, accelerating repayment of all outstanding amounts, or enforcing security interests over our assets, any of which could adversely affect our business, financial condition and results of operations. We cannot be certain that additional funding will be available to us on favorable terms, or at all. If we are unable to obtain adequate funding or funding on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited, and our business, financial condition and results of operations could be adversely affected.

Claims by others that we infringed their proprietary technology or other intellectual property rights could harm our business.

Companies in the Internet and technology industries are frequently subject to litigation based on allegations of infringement or other violations of intellectual property rights. In addition, certain companies and rights holders seek to enforce and monetize patents or other intellectual property rights they own, have purchased or otherwise obtained. As we gain a public profile and the number of competitors in our market increases, the possibility of intellectual property rights claims against us grows. From time to time, third parties may assert claims of infringement of intellectual property rights against us. Many potential litigants, including some of our competitors and patent-holding companies, have the ability to dedicate substantial resources to assert their intellectual property rights. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim, could distract our management from our business and could require us to cease use of such intellectual property. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, we risk compromising our confidential information during this type of litigation. We may be required to pay substantial damages, royalties or other fees in connection with a claimant securing a judgment against us, we may be subject to an injunction or other restrictions that prevent us from using or distributing our intellectual property, or we may agree to a settlement that prevents us from distributing our offerings or a portion thereof, which could adversely affect our business, financial condition and results of operations.

With respect to any intellectual property rights claim, we may have to seek out a license to continue operations found to be in violation of such rights, which may not be available on favorable or commercially reasonable terms and may significantly increase our operating expenses. Some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. If a third party does not offer us a license to its intellectual property on reasonable terms, or at all, we may be required to develop alternative, non-infringing technology, which could require significant time (during which we would be unable to continue to offer our affected offerings), effort and expense and may ultimately not be successful. Any of these events could adversely affect our business, financial condition and results of operations.

Geopolitical tensions between the United States and China could adversely affect our operations and business environment.

Although our services are not directly affected by tariffs, ongoing political and trade tensions between the United States and China could lead to new regulations or restrictions that may impact our operations. These may include changes in laws, data rules, or cross-border business policies that we cannot predict at this time. Any unexpected government action could affect how we operate or grow our business in the future.

Risks Related to Our Securities

Our stock has limited liquidity.

Our common stock began trading on the Nasdaq Capital Market on December 28, 2021, and before that it traded on the OTCQX operated by OTC Markets Group Inc. Trading volume in our shares may be sporadic and the price could experience volatility. If adverse market conditions exist, you may have difficulty selling your shares.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, including the following:

●	actual or anticipated fluctuations in our operating results;

●	changes in financial estimates by securities analysts or our failure to perform in line with such estimates;

●	changes in market valuations of other companies, particularly those that market services such as ours;

●	announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	introduction of product enhancements that reduce the need for our products;

●	departure of key personnel; and

●	changes in overall global market sentiments and economy trends

We do not intend to pay cash dividends for the foreseeable future.

We have never declared nor paid cash dividends on our capital stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any cash dividends in the foreseeable future. As a result, stockholders must rely on sales of their common stock after price appreciation as the only way to realize any future gains on their investment.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price and trading volume of our common stock could decline.

The trading market for our common stock may depend in part on the research and reports that securities or industry analysts publish about us, our business, our market or our competition. The analysts’ estimates are based upon their own opinions and are often different from our estimates or expectations. If one or more of the analysts who cover us downgrade our common stock, provide a more favorable recommendation about our competitors or publish inaccurate or unfavorable research about our business, the price of our securities would likely decline. If few securities analysts commence coverage of us, or if one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our securities could decrease, which might cause the price and trading volume of our common stock to decline.

The continued sale of our equity securities will dilute the ownership percentage of our existing shareholders and may decrease the market price for our Common Shares.

Our Certificate of Incorporation, as amended, authorize the issuance of up to 200,000,000 Common Shares and up to 1,000,000 shares of preferred stock (“Preferred Shares”). Our Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and designate the rights of the preferred shares, which may include voting, dividend, distribution or other rights that are preferential to those held by the common stockholders. The issuance of any such common or preferred shares may result in a reduction of the book value or market price of our outstanding common shares. To grow our business substantially, we will likely have to issue additional equity securities to obtain working capital to deposit with the telecommunications companies for which we process mobile recharge payments. Our efforts to fund our intended business plans will therefore result in dilution to our existing stockholders. If we do issue any such additional common shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire common shares your proportionate ownership interest and voting power could be decreased. Furthermore, any such issuances could result in a change of control or a reduction in the market price for our common shares.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “SOX”). The SOX requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting. We have expended, and anticipate that we will continue to expend, significant resources in order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting.

Our current controls and any new controls that we develop may become inadequate because of changes in the conditions in our business. Further, weaknesses in our disclosure controls or our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting could also adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely adversely affect the market price of our common stock.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our shares of common stock, which could depress the price of our shares of common stock.

FINRA rules require broker-dealers to have reasonable grounds for believing that the investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, if our shares of common stock become speculative low-priced securities, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our shares of common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

Our shares of common stock have been thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares of common stock to raise money or otherwise desire to liquidate your shares.

Until December 28, 2021, our shares of common stock were quoted on the OTCQB/QX where they were “thinly traded”, meaning that the number of persons interested in purchasing our shares of common stock at or near bid prices at any given time was relatively small or non-existent. Since we listed on Nasdaq on December 28, 2021, the volume of our shares of common stock traded has increased, but that volume could decrease until we are thinly traded again. That could occur due to a number of factors, including that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our shares of common stock may not develop or be sustained.

Risks Related to the VIE Agreements

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

JiuGe Management, our WFOE, manages and operates the mobile data business through JiuGe Technology, the VIE, pursuant to the rights its holds under the VIE Agreements. Almost all economic benefits and risks arising from JiuGe Technology’s operations are transferred to JiuGe Management under these agreements.

There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable. Our PRC counsel has advised us that the VIE Agreements are binding and enforceable under PRC law, but has further advised that if the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●	imposing economic penalties;

●	discontinuing or restricting the operations of JiuGe Technology or JiuGe Management;

●	imposing conditions or requirements in respect of the VIE Agreements with which JiuGe Technology or JiuGe Management may not be able to comply;

●	requiring our company to restructure the relevant ownership structure or operations;

●	taking other regulatory or enforcement actions that could adversely affect our company’s business; and

●	revoking the business licenses and/or the licenses or certificates of JiuGe Management, and/or voiding the VIE Agreements.

Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of JiuGe Technology, which would have a material adverse impact on our business, financial condition and results of operations. Furthermore, if the PRC government determines that the contractual arrangements constituting part of our VIE structure do not comply with PRC regulations, or if regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of our VIE, and our Common Shares may decline in value or become worthless.

Our ability to manage and operate JiuGe Technology under the VIE Agreements may not be as effective as direct ownership.

We conduct our mobile data business in the PRC and generate virtually all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on growing the operations of JiuGe Technology. However, the VIE Agreements may not be as effective in providing us with control over JiuGe Technology as direct ownership. Under the current VIE arrangements, as a legal matter, if JiuGe Technology fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control JiuGe Technology, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

The VIE Agreements have never been challenged or recognized in court in the PRC, the PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

The VIE Agreements are governed by the PRC law and provide for the resolution of disputes through arbitral proceedings pursuant to PRC law. If JiuGe Technology or its shareholders fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing JiuGe Technology to meet its obligations or recovering any losses or damages as a result of non-performance. Further, the legal environment in China is not as developed as in the United States and certain other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

We generate our revenues through the payments we receive pursuant to the VIE Agreements. We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes which could result in our being subject to higher tax liability or cause other adverse financial consequences.

Shareholders of JiuGe Technology have potential conflicts of interest with our Company which may adversely affect our business.

Li Li is the legal representative and general manager, and also a shareholder of JiuGe Technology. There could be conflicts that arise from time to time between our interests and the interests of Ms. Li. There could also be conflicts that arise between us and JiuGe Technology that would require our shareholders and JiuGe Technology’s shareholder to vote on corporate actions necessary to resolve the conflict. There can be no assurance in any such circumstances that Ms. Li will vote her shares in our best interest or otherwise act in the best interests of our company. If Ms. Li fails to act in our best interests, our operating performance and future growth could be adversely affected.

We rely on the approval certificates and business license held by JiuGe Management and any deterioration of the relationship between JiuGe Management and JiuGe Technology could materially and adversely affect our business operations.

We operate our mobile data business in China on the basis of the approval certificates, business license and other requisite licenses held by JiuGe Management and JiuGe Technology. There is no assurance that JiuGe Management and JiuGe Technology will be able to renew their licenses or certificates when their terms expire with substantially similar terms as the ones they currently hold.

Further, our relationship with JiuGe Technology is governed by the VIE Agreements that are intended to provide us with effective control over the business operations of JiuGe Technology. However, the VIE Agreements may not be effective in providing control over the application for and maintenance of the licenses required for our business operations. JiuGe Technology could violate the VIE Agreements, go bankrupt, suffer from difficulties in its business or otherwise become unable to perform its obligations under the VIE Agreements and, as a result, our operations, reputations and business could be severely harmed.

If JiuGe Management exercises the purchase option it holds over JiuGe Technology’s share capital pursuant to the VIE Agreements, the payment of the purchase price could materially and adversely affect our financial position.

Under the VIE Agreements, JiuGe Technology’s shareholder has granted JiuGe Management an option for the maximum period of time permitted by law to purchase all of the equity interest in JiuGe Technology at a price equal to one dollar or the lowest applicable price allowable by PRC laws and regulations. As JiuGe Technology is already our contractually controlled affiliate, JiuGe Management’s exercising of the option would not bring immediate benefits to our company, and payment of the purchase prices could adversely affect our financial position.

Risks Related to Doing Business in China

Changes in China’s political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

●	Level of government involvement in the economy;

●	Control of foreign exchange;

●	Methods of allocating resources;

●	Balance of payments position;

●	International trade restrictions; and

●	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development (the “OECD”), in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy and weak corporate governance and a lack of flexible currency exchange policy still prevail in China. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of the OECD member countries.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiary and affiliate in the PRC. Our principal operating subsidiary and affiliate, JiuGe Management and JiuGe Technology, are subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, most of our executive officers and all of our directors are not residents of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to effect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations, subsidiary and affiliate.

The current tensions in international trade and rising political tensions, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

Recently there have been heightened tensions in international economic relations, such as the one between the United States and China. Political tensions between the United States and China have escalated due to, among other things, trade disputes, the COVID-19 outbreak, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the PRC central government, export control restrictions imposed by U.S. Department of Commerce on Chinese entities and the executive orders issued by the U.S. government in November 2020 that prohibit certain transactions with certain China-based companies and their respective subsidiaries. Responding to the restrictions aforementioned, the PRC central government also issued several countermeasures, including but not limited to counter-sanctions and export control rules of China. Rising political tensions could reduce levels of trade, investments, technological exchanges, and other economic activities between the two major economies. Such tensions between the United States and China, and any escalation thereof, may have a negative impact on the general, economic, political, and social conditions in China and, in turn, adversely impacting our business, financial condition, and results of operations. Regulations were introduced which includes but not limited to Article 177 of the PRC Securities Law which states that overseas securities regulatory authorities shall not carry out an investigation and evidence collection activities directly in China without the consent of the securities regulatory authority of the State Council and the relevant State Council department(s). It further defines that no organization or individual shall provide the documents and materials relating to securities business activities to overseas parties arbitrarily. With this regulation in force, it may result in delays by the Company to fulfill any request to provide relevant documents or materials by the regulatory authorities or in the worst-case scenario that the Company would not be able to fulfill the request if the approval from the regulatory authority of the State Council and the relevant State Council department(s) were rejected.

You may have difficulty enforcing judgments against us.

We are a Delaware holding company, but Finger Motion (CN) Limited is a Hong Kong company, and our principal operating affiliate and subsidiary, JiuGe Technology and JiuGe Management, are located in the PRC. Most of our assets are located outside the United States and most of our current operations are conducted in the PRC. In addition, all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments predicated on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, all of whom are not residents in the United States and the substantial majority of whose assets are located outside the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. Therefore, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

The PRC government may exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers.

Recent statements by the PRC government indicate an intent to take actions to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. On February 17, 2023, the CSRC promulgated Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and five guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures have introduced a filing-based regulatory regime that regulates both direct and indirect overseas offerings and listings of PRC domestic companies’ securities. Under the Overseas Listing Trial Measures, if the issuer meets both of the following conditions, any overseas securities offering or listing conducted by such issuer will constitute an indirect overseas offering that is subject to the prescribed filing procedures: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in mainland China. Any such issuer that submits an application for an initial public offering to competent overseas regulators, must make the required filing with the CSRC within three business days following the date of the application. Where a domestic company fails to comply with filing requirements or is otherwise determined to be in violation of the Overseas Listing Trial Measures, the CSRC may order rectification, issue a warning, and impose a fine ranging from RMB1,000,000 to RMB10,000,000. Controlling persons (including directors and officers) of the domestic company that are determined to be responsible for such filing delinquencies or violations can also be sanctioned.

On February 17, 2023, the CSRC held a press conference in connection with the release of the Overseas Listing Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among other things, clarified that domestic companies that had been listed overseas on or before the effective date of the Overseas Listing Trial Measures (March 31, 2023) shall be deemed to be “stock enterprises”. Stock enterprises were exempted from having to immediately comply with the filing procedures, with their first filings being deferred to when they undertook a further overseas offering or listing. Generally, we understand that, for these purposes, the filing requirement would apply in respect of securities that are offered in a public overseas offering, and likely to securities that, having been offered in a private overseas offering, become eligible for resale to the public.

Specifics of the Overseas Listing Trial Measures, and the administrative rules, policies and practices of the CSRC, are somewhat unclear, and it remains uncertain what potential impact such modified or new laws and regulations will have on our ability to conduct our business, accept investments or list or maintain a listing on a U.S. or foreign exchange. If we are found to be delinquent in our filing obligations under, or are otherwise found to be in violation of, the Overseas Listing Trial Measures, this could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 4.5% and as low as 0.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Capital outflow policies in the PRC may hamper our ability to remit income to the United States.

The PRC has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital and as a result we may not be able to remit all income earned and proceeds received in connection with our operations or from the sale of one of our operating subsidiaries to the U.S. or to our shareholders.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the CSRC stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

China has implemented or will implement rules and is considering a number of additional proposals relating to data protection. China’s new Data Security Law promulgated by the Standing Committee of the National People’s Congress of China in June 2021, or the Data Security Law, took effect in September 2021. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in China from transferring data stored in China to foreign law enforcement agencies or judicial authorities without prior approval by the Chinese government. As a result of the new Data Security Law, we may need to make adjustments to our data processing practices to comply with this law.

Additionally, China’s Cyber Security Law, requires companies to take certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Specifically, the Cyber Security Law provides that China adopt a multi-level protection scheme (MLPS), under which network operators are required to perform obligations of security protection to ensure that the network is free from interference, disruption or unauthorized access, and prevent network data from being disclosed, stolen or tampered. Under the MLPS, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level to which the entity’s information and network systems belong-from the lowest Level 1 to the highest Level 5 pursuant to the Measures for the Graded Protection and the Guidelines for Grading of Classified Protection of Cyber Security. The grading result will determine the set of security protection obligations that entities must comply with. Entities classified as Level 2 or above should report the grade to the relevant government authority for examination and approval.

The Cyberspace Administration of China (the “CAC”) has taken action against several Chinese internet companies in connection with their initial public offerings on U.S. securities exchanges, for alleged national security risks and improper collection and use of the personal information of Chinese data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Measures on Cybersecurity Review, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.” On July 10, 2021, the CAC published a revised draft of the Measures on Cybersecurity Review, expanding the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country.

It is unclear at the present time how widespread the cybersecurity review requirement and the enforcement action will be and what effect they will have on the telecommunications sector generally and the Company in particular. China’s regulators may impose penalties for non-compliance ranging from fines or suspension of operations, and this could lead to us delisting from the U.S. stock market.

Also, on November 20, 2021, the National People’s Congress passed the Personal Information Protection Law, which was implemented on November 1, 2021. The law creates a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The law also proposes that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to-be-set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the draft contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year.

Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement. Compliance with the Cyber Security Law and the Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of our securities in the U.S. market.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in Chinese Renminbi (RMB), and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to our shareholders, and otherwise fund and conduct our businesses.

Substantially all of our revenue is earned by JiuGe Management, our PRC subsidiary. PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividends by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amount in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary and affiliated entities, which could harm our liquidity and our ability to fund and expand our business.

As an offshore holding company of our PRC subsidiary, we may (i) make loans to our PRC subsidiary and affiliated entities, (ii) make additional capital contributions to our PRC subsidiary, (iii) establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, and (iv) acquire offshore entities with business operations in China in an offshore transaction. However, most of these uses are subject to PRC regulations and approvals. For example:

●	loans by us to our wholly-owned subsidiary in China, which is a foreign-invested enterprise, cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange of the PRC (the “SAFE”) or its local counterparts;

●	loans by us to our affiliated entities, which are domestic PRC entities, over a certain threshold must be approved by the relevant government authorities and must also be registered with the SAFE or its local counterparts; and

●	capital contributions to our wholly-owned subsidiary must file a record with the PRC Ministry of Commerce (“MOFCOM”) or its local counterparts and shall also be limited to the difference between the registered capital and the total investment amount.

We cannot assure you that we will be able to obtain these government registrations or filings on a timely basis, or at all. If we fail to finish such registrations or filings, our ability to capitalize our PRC subsidiary’s operations may be adversely affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the SAFE promulgated a notice relating to the administration of foreign invested company of its capital contribution in foreign currency into RMB (Hui Fa [2015]19) (“Circular 19”). Although Circular 19 has fastened the administration relating to the settlement of exchange of foreign-investment, allows the foreign-invested company to settle the exchange on a voluntary basis, it still requires that the bank review the authenticity and compliance of a foreign-invested company’s settlement of exchange in previous time, and the settled in RMB converted from foreign currencies shall deposit on the foreign exchange settlement account, and shall not be used for several purposes as listed in the “negative list”. As a result, the notice may limit our ability to transfer funds to our operations in China through our PRC subsidiary, which may affect our ability to expand our business. Meanwhile, the foreign exchange policy is unpredictable in China, it shall be various with the nationwide economic pattern, the strict foreign exchange policy may have an adverse impact in our capital cash and may limit our business expansion.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary or affiliate, limit our PRC subsidiary’s and affiliate’s ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, the SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company (“SPV”), for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by the SAFE, which became public in June 2007 (“Notice 106”), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 30, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by the SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have advised our shareholders who are PRC residents, as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiary and affiliate. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether the SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ and affiliates’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75, if the SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s and affiliate’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

We may be subject to fines and legal sanctions by the SAFE or other PRC government authorities if we or our employees who are PRC citizens fail to comply with PRC regulations relating to employee stock options granted by offshore listed companies to PRC citizens.

On March 28, 2007, the SAFE promulgated the Operating Procedures for Foreign Exchange Administration of Domestic Individuals Participating in Employee Stock Ownership Plans and Stock Option Plans of Offshore Listed Companies (“Circular 78”). Under Circular 78, Chinese citizens who are granted share options by an offshore listed company are required, through a Chinese agent or Chinese subsidiary of the offshore listed company, to register with SAFE and complete certain other procedures, including applications for foreign exchange purchase quotas and opening special bank accounts. We and our Chinese employees who have been granted share options are subject to Circular 78. Failure to comply with these regulations may subject us or our Chinese employees to fines and legal sanctions imposed by the SAFE or other PRC government authorities and may prevent us from further granting options under our share incentive plans to our employees. Such events could adversely affect our business operations.

Under the New EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the New EIT Law effective on January 1, 2008, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies (the “Notice”), further interpreting the application of the New EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises are available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

Given the above conditions, although unlikely, we may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

We may be exposed to liabilities under the Foreign Corrupt Practices Act (the “FCPA”) and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the FCPA and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties and we earn the majority of our revenue in China. PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by our executive officers, employees, consultants, sales agents or other representatives of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the executive officers, employees, consultants, sales agents or other representatives of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which we are required to do in order to comply with U.S. securities laws.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and computer, financial and other control systems. Some of our staff is not educated and trained in the Western system, and we may have difficulty hiring new employees in the PRC with such training. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the SOX. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with Commission rules and regulations and the requirements of the SOX. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

The disclosures in our reports and other filings with the SEC and our other public announcements are not subject to the scrutiny of any regulatory bodies in the PRC. Accordingly, our public disclosure should be reviewed in light of the fact that no governmental agency that is located in the PRC, where part of our operations and business are located, has conducted any due diligence on our operations or reviewed or cleared any of our disclosure.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Unlike public reporting companies whose operations are located primarily in the United States, however, substantially all of our operations are located in the PRC and Hong Kong. Since substantially all of our operations and business takes place outside of United States, it may be more difficult for the staff of the SEC to overcome the geographic and cultural obstacles that are present when reviewing our disclosure. These same obstacles are not present for similar companies whose operations or business take place entirely or primarily in the United States. Furthermore, our SEC reports and other disclosure and public announcements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review of the CSRC. Accordingly, you should review our SEC reports, filings and our other public announcements with the understanding that no local regulator has done any due diligence on our Company and with the understanding that none of our SEC reports, other filings or any of our other public announcements has been reviewed or otherwise been scrutinized by any local regulator.

Certain PRC regulations, including those relating to mergers and acquisitions and national security, may require a complicated review and approval process which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective in September 2006 and were further amended in June 2009, requires that if an overseas company is established or controlled by PRC domestic companies or citizens intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC domestic companies or citizens, such acquisition must be submitted to the MOFCOM, rather than local regulators, for approval. In addition, the M&A Rules requires that an overseas company controlled directly or indirectly by PRC companies or citizens and holding equity interests of PRC domestic companies needs to obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to listing its securities on an overseas stock exchange. On September 21, 2006, the CSRC published a notice on its official website specifying the documents and materials required to be submitted by overseas special purpose companies seeking the CSRC’s approval of their overseas listings.

The M&A Rules established additional procedures and requirements that could make merger and acquisition activities in China by foreign investors more time-consuming and complex. For example, the MOFCOM must be notified in the event a foreign investor takes control of a PRC domestic enterprise. In addition, certain acquisitions of domestic companies by offshore companies that are related to or affiliated with the same entities or individuals of the domestic companies, are subject to approval by the MOFCOM. In addition, the Implementing Rules Concerning Security Review on Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by the MOFCOM in November 2011, require that mergers and acquisitions by foreign investors in “any industry with national security concerns” be subject to national security review by the MOFCOM. In addition, any activities attempting to circumvent such review process, including structuring the transaction through a proxy or contractual control arrangement, are strictly prohibited.

The Regulations on Foreign Investment Security Assessment (the “Security Assessment Rules”) which became effective in January 2021, requires that if foreign investors intend to directly or indirectly invest in the PRC in key industries and obtaining actual control over the invested enterprise, including important agricultural products, important energy and resources, major equipment manufacturing, important infrastructure, important transport services, important cultural products and services, important information technology and internet products and services, important financial services, key technologies, and other important areas, they shall proactively apply for approval to the working mechanism office (the “Security Assessment Office”) before their implementation.

There is significant uncertainty regarding the interpretation and implementation of these regulations relating to merger and acquisition activities in China. In addition, complying with these requirements could be time-consuming, and the required notification, review or approval process may materially delay or affect our ability to complete merger and acquisition transactions in China. As a result, our ability to seek growth through acquisitions may be materially and adversely affected. In addition, if the MOFCOM or Security Assessment Office determines that we should have obtained its approval for our entry into contractual arrangements with our affiliated entities, we may be required to file for remedial approvals. There is no assurance that we would be able to obtain such approval from the MOFCOM or Security Assessment Office.

If the MOFCOM, the CSRC and/or other PRC regulatory agencies subsequently determine that the approvals from the MOFCOM and/or CSRC and/or other PRC regulatory agencies were required, our PRC business could be challenged, and we may need to apply for a remedial approval and may be subject to certain administrative punishments or other sanctions from PRC regulatory agencies. The regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the conversion and remittance of our funds in foreign currencies into the PRC, or take other actions that could materially and adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock.

As substantially all of our operations are conducted through the VIE in China, our ability to pay dividends is primarily dependent on receiving distributions of funds from the VIE. However, the PRC government might exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which would likely result in a material change in our operations, even significantly limit or completely hinder our ability to offer or continue to offer securities or dividends to investors, and the value of our common stock may depreciate significantly or become worthless.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law (the “Cracking Down on Illegal Securities Activities Opinions”). The Cracking Down on Illegal Securities Activities Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision over overseas listings by China-based companies, and proposed to take measures, including promoting the construction of relevant regulatory systems to control the risks and deal with the incidents faced by China-based overseas-listed companies.

In addition, on December 24, 2021, the CSRC issued the draft Administration Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Administration Provisions”) and the draft Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Draft Administrative Measures”), for public comments. The Draft Administration Provisions and the Draft Administrative Measures regulate overseas securities offering and listing by domestic companies in direct or indirect form. The Draft Administration Provisions specify the responsibilities of the CSRC to regulate the activities of overseas securities offering and listing by domestic companies and establish a filing-based regime. As a supporting measure to the Draft Administration Provisions, the Draft Administrative Measures, detail the determination criteria for indirect overseas listing in overseas markets. Specifically, an offering and listing shall be considered as an indirect overseas offering and listing by a domestic company if the issuer meets the following conditions: (i) the operating income, gross profit, total assets, or net assets of the domestic enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (ii) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, or the main place of business is in the PRC or carried out in the PRC. In accordance with the Draft Administrative Measures, the issuer or its designated material domestic company, shall file with the CSRC and report the relevant information for its initial public offering.

On February 17, 2023, the CSRC promulgated the Overseas Listing Trial Measures and five relevant guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. According to the Overseas Listing Trial Measures, if the issuer meets both the following conditions, the overseas securities offering and listing conducted by such issuer will be determined as indirect overseas offering, which shall be subject to the filing procedure set forth under the Overseas Listing Trial Measures: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in mainland China. Where an abovementioned issuer submits an application for an initial public offering to competent overseas regulators, such issuer shall file with the CSRC within three business days after such application is submitted. Where a domestic company fails to fulfill filing procedure or in violation of the provisions as stipulated above, in respect of its overseas offering and listing, the CSRC shall order rectification, issue warnings to such domestic company, and impose a fine ranging from RMB1,000,000 to RMB10,000,000. Also, the directly liable persons and actual controllers of the domestic company that organize or instruct the aforementioned violations shall be warned and/or imposed fines.

Also on February 17, 2023, the CSRC also held a press conference for the release of the Overseas Listing Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that the domestic companies that have already been listed overseas on or before the effective date of the Overseas Listing Trial Measures (March 31, 2023) shall be deemed as “stock enterprises”. Stock enterprises are not required to complete the filling procedures immediately, and they shall be required to file with the CSRC when subsequent matters such as refinancing are involved.

Due to the Overseas Listing Trial Measures, we will be required to file with the CSRC with respect to an offering of new securities, which may subject us to additional compliance requirements in the future and we cannot assure you that we will be able to get the clearance from the CSRC for any offering of new securities on a timely manner. Any failure of us to comply with the new Overseas Listing Trial Measures may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation.

Furthermore, it is uncertain when and whether we will be able to obtain permission or approval from the CSRC or the PRC government to offer securities to list on U.S. exchanges or the execution of a VIE Agreement in the future. However, our operations are conducted through the VIE in PRC, and our ability to pay dividends is primarily dependent on receiving distributions of funds from the VIE, if we do not obtain or maintain any of the permissions or approvals which may be required in the future by the PRC government for the operation of the VIE or the execution of VIE Agreements, our operations and financial conditions could be adversely effected, even significantly limit or completely hinder our ability to offer or continue to offer securities or dividends to investors and cause the value of our securities to significantly decline or become worthless.

Risks Related to the Note and the Offering

A substantial number of shares of our common stock may be issued pursuant to the terms of the Note, which could cause the price of our common stock to decline, as well as cause a greater dilution to our existing stockholders.

The Note is convertible, at any time at the Selling Stockholder’s option into shares of our common stock, at an initial Fixed Conversion Price of $0.35 per share, which is subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations, and other customary events. In addition, the Selling Stockholder may convert up to the aggregate principal amount of the Note (plus all accrued and unpaid amounts thereon) at a “Redemption Conversion Price” equal to the lower of (i) the Fixed Conversion Price then in effect and (ii) 90% of the lowest daily volume-weighted average price of the Company’s common stock during the seven consecutive trading days ending on and including the applicable date of conversion or the first trading day of the applicable Monthly Redemption Conversion Period, in each case subject to a Floor Price initially set at 20% of the Nasdaq Minimum Price (as defined in Nasdaq Listing Rule 5635) on the trading day prior to the date of the Purchase Agreement, which resets automatically every six months. As a result, the conversion price is variable and depends upon market performance. In the event our common stock experiences substantial decline in per share price, such decline could cause significantly more conversion shares to be issuable upon conversion of the Note, cause greater dilution to our shareholders and have a depressive effect on the overall market price.

Sales of substantial amounts of our common stock by the Selling Stockholder, or the perception that these sales could occur, could adversely affect the price of our common stock.

The sale by the Selling Stockholder of a significant number of shares of common stock could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the Selling Stockholder may sell all or a portion of their shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

The requirement that we repay the Note and interest thereon in cash under certain circumstances, and the restrictive covenants contained in the Note, could adversely affect our business plan, liquidity, financial condition, and results of operations.

We may be required to repay the Note and interest thereon in cash, if we do not meet certain in certain circumstances. For example, if the Company is unable to issue conversion shares due to the Exchange Cap or if a Floor Price condition exists, the Selling Stockholder may require the Company to satisfy the applicable monthly conversion amount in cash at a 7.5% premium. If an event of default occurs and is continuing, the Note will become due and payable, at the Selling Stockholder’s election, in cash at an amount equal to 125% of all the outstanding principal amount of the Note, accrued and unpaid interest, and any other unpaid amounts. Upon the occurrence and continuation of an event of default, default interest will accrue at an annual rate of 12%. Furthermore, the Selling Stockholder could foreclose on its security interests in our assets, including our intellectual property.

The Note contains restrictive covenants, including financial covenants. These obligations and covenants could have important consequences on our business. In particular, they could:

●	require us to dedicate a substantial portion of our cash flow from operations to payments on the Note;

●	limit, among other things, our ability to borrow additional funds and otherwise raise additional capital, and our ability to conduct acquisitions, joint ventures or similar arrangements, as a result of our obligations to make such payments and comply with the restrictive covenants in the Note;

●	limit our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate; and

●	increase our vulnerability to general adverse economic and industry conditions.

In the event we are required to repay the Note in cash, we may seek to refinance the remaining balance. No assurances can be given that we will be successful in making the required payments under the Note, or in refinancing our obligations on favorable terms, or at all. Should we determine to refinance through equity, it could be dilutive to shareholders.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account to the Selling Stockholder and we will not receive any proceeds from the sale of these shares by the Selling Stockholder.

The Note bears an original principal amount of $5,000,000 with an original issue discount of $700,000. At closing of the Note, the Company received $1,300,000, with the remaining $3,000,000 of the $4,300,000 aggregate discounted principal amount to be released to the Company upon conditions as set forth in the August Purchase Agreement and August Note.

DETERMINATION OF OFFERING PRICE

The Selling Stockholder may sell its shares offered under this prospectus at prevailing market prices, privately negotiated prices or otherwise as set forth under “Plan of Distribution” in this prospectus.

SELLING STOCKHOLDER

The shares of common stock being offered by the Selling Stockholder are those issuable to the Selling Stockholder upon conversion of the Note. For additional information regarding the issuances of those shares of common stock and the Note, see “Prospectus Summary — The Note Private Placement” above. We are registering the shares of common stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the Note, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of common stock by the Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder, based on its ownership of the shares of common stock and Note, as of June 10, 2026, assuming conversion of the Note held by the Selling Stockholder on that date, without regard to any limitations on conversion.

The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholder.

In accordance with the terms of a registration rights agreement with the Selling Stockholder, this prospectus covers the resale of 150% of the maximum number of shares of common stock issuable upon conversion of the Note, determined as if the outstanding Note was converted in full as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the SEC, calculated as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration rights agreement, without regard to any limitations on the conversion of the Note. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Under the terms of the Note, the Selling Stockholder may not convert the Note to the extent such conversion would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding shares of common stock following such conversion, excluding for purposes of such determination of shares of common stock issuable upon conversion of the Note which have not been converted. The number of shares in the second and fourth columns do not reflect this limitation. The selling stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

	Shares Beneficially Owned Prior to Offering(1)		Maximum Number of Shares to be Offered(2)	Shares Beneficially Owned After Offering(3)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Alto Opportunity Master Fund, SPC –Segregated Master Portfolio B (4)	7,512,942	9.99%	25,521,564	—	—

(1)	This column lists the number of shares of our common stock beneficially owned by the Selling Stockholder as of August 28, 2026, which includes (i) 519,492 shares of common stock issuable upon exercise of common stock purchase warrants held by the Selling Stockholder, and (ii) 6,993,450 shares of common stock issuable upon conversion of the Notes based on the assumed redemption conversion price (calculated for these purposes at 90% of the lowest daily VWAP during the seven trading days ending on June 9, 2026), and after giving effect to the 9.99% beneficial ownership limitation described above. Percentages are based on 75,204,631 shares of common stock outstanding as of August 28, 2026.

(2)	Assumes the immediate conversion of the Note that may be issued to the Selling Stockholder.

(3)	Assumes the issuance of all of the shares of common stock underlying the Notes that are offered for resale hereby, and the sale by the Selling Stockholder of all of such shares offered for resale hereby.

(4)	Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (“Alto Opportunity Master Fund B”) and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

PLAN OF DISTRIBUTION

The Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits buyers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may

●	position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a

●	specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through

●	an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the Buyer of securities, from the Buyer) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each Buyer at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

Authorized Capital

We are authorized to issue 200,000,000 shares of common stock, having a par value of $0.0001 per share, and 1,000,000 shares of preferred stock, having a par value of $0.0001 per share.

Outstanding Capital Stock

As of August 28, 2026, we had 75,204,631 shares of common stock issued and outstanding and we had approximately 74 registered holders of our shares of common stock. As of August 28, 2026, we had outstanding options to acquire 6,039,100 shares of our common stock held by employees, directors, officers and consultants granted options to purchase shares of our common stock, as well as outstanding warrants to purchase 12,343,254 shares of common stock. As of August 28, 2026, we had two senior secured convertible notes in the outstanding principal amount of $7,934,433 issued to the Selling Shareholder.

Common Stock

Holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds. However, the current policy of our Board of Directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of common stock are fully-paid and non-assessable.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer, LLC located at 18 Lafayette Place, Woodmere, New York, U.S.A. 11598.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market for Common Stock

Our common stock began trading on the Nasdaq Capital Market on December 28, 2021 under the symbol “FNGR”, and before that it traded on the OTCQX operated by OTC Markets Group Inc. under the symbol “FNGR”. Trading volume in our shares may be sporadic and the price could experience volatility.

On August 28, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.3980 per share.

Holders of Common Shares

As of August 28, 2026, there were approximately 74 holders of record of our common stock as reported by our transfer agent, VStock Transfer, LLC, which does not include shareholders whose shares are held in street or nominee names.

Dividends

We have never declared or paid any cash dividends on our capital stock. We intend to use the net proceeds from any offerings of our securities and our future earnings, if any, to finance the further development and expansion of our business and do not intend or expect to pay cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, outstanding indebtedness, and plans for expansion and restrictions imposed by lenders, if any.

FINANCIAL STATEMENTS AND MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company’s Financial Statements for the years ended February 28, 2026 and 2025, and the three months ended May 31, 2026 and 2025, and the respective Management’s Discussion and Analysis of the Financial Condition and Results of Operations of the Company for each, are set forth in the Company’s Annual Report on Form 10-K for the year ended February 28, 2026, filed with the SEC on May 29, 2026 and the Company’s Quarterly Report on Form 10-Q for the three months ended May 31, 2026, filed with the SEC on July 15, 2026, and are hereby incorporated herein by reference.

BUSINESS

Company Overview

FingerMotion, Inc. (“FingerMotion,” the “Company,” “we,” “our,” or “us”) is a Delaware holding company. Headquartered in Singapore, the Company provides technology-enabled platforms and services in the People’s Republic of China (“PRC” or “China”, and, unless the context requires otherwise and solely for the purpose of this prospectus, such as describing legal or tax matters, authorities, entities, or persons, excludes the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan) and selected international markets. The Company’s offerings include mobile payment and recharge solutions, data analytics services, and platform-based digital applications and solutions.

The Company operates through its subsidiaries and contractual arrangements with affiliated entities in the PRC, including its variable interest entity (“VIE”), through which it conducts a substantial portion of its operations. These contractual arrangements are intended to provide the Company with effective control over, and the ability to receive economic benefits from, the VIE. Its business model focuses on delivering transaction-based services, platform solutions, and data-driven applications to telecommunications carriers, enterprise customers, and other commercial partners. For a description of the contractual arrangements and the related risks, see “Risk Factors—Risks Related to VIE Agreements” on page 17 and “Risks Related to Doing Business in China” on page 20.

The Company organizes its operations across four primary areas: (i) telecommunications products and services, (ii) marketplace platform and digital commerce infrastructure solutions, (iii) data and analytics platform solutions, and (iv) advanced technology and platform solutions.

The Company’s strategic focus is to continue operating and optimizing its telecommunications products and services business while expanding its higher-margin, technology-driven platform offerings. These offerings include the development and commercialization of its marketplace platforms, data analytics solutions (including applications for insurance and financial services), and critical infrastructure technology platforms. The Company is also focused on enhancing its underlying technology capabilities, including platform scalability, data processing, and system integration, to support growth across multiple industry verticals. The timing and extent of growth in these areas will depend on factors such as market adoption, competitive conditions, regulatory developments, and the Company’s ability to execute its platform development and commercialization strategies.

During the third quarter of 2026, the Company has entered into the data center business as further discussed below.

Business Segments

The Company operates an integrated portfolio of technology-driven platforms and services across four core areas:

(i) telecommunication products and services,

(ii) marketplace platform and digital commerce infrastructure solutions,

(iii) data and analytics platform solutions, and

(iv) advanced technology and platform solutions.

These offerings leverage the Company’s technological capabilities across multiple industry applications, with a focus on scalable and extensible platform architectures.

(i)	Telecommunications Products and Services

The Company offers telecommunications-related services in the PRC through its subsidiaries and VIE structure. This segment includes mobile payment and recharge services, as well as enterprise messaging services such as short message services (“SMS”) and multimedia messaging services (“MMS”). These services historically represent a significant portion of the Company’s revenue. The Company conducts its operations through JiuGe Technology.

Mobile Payment and Recharge Services

The Company offers recharge services, data plan, mobile phones, subscription plans and other value-added products and services. The Company provides mobile airtime and data recharge services to telecommunications carriers and channel partners, allowing end users to purchase prepaid mobile credits through its platform. The Company procures airtime and data packages in bulk from telecommunications operators and distributes them through a network of enterprise customers, digital platforms, and other distribution channels.

Enterprise Messaging Services (SMS and MMS)

The Company procures messaging capacity in bulk and delivers these services to enterprise customers, including automobile manufacturers, hotel chains, airlines, and e-commerce companies. Its integrated messaging platform enables enterprise customers to manage high-volume messaging campaigns, ensuring compliance with relevant regulatory requirements for message content and distribution, and provides delivery tracking capabilities.

(ii)	Marketplace Platform and Digital Commerce Infrastructure Solutions

The Company’s Marketplace Platform and Digital Commerce Infrastructure Solutions segment consists of the DaGe Platform, which connects automotive owners with providers of vehicle-related products and services, and the JiuGe Procurement Platform, an enterprise procurement solution that supports supplier coordination and procurement workflows.

The Company develops mobile-first, online-to-offline (“O2O”) marketplace platform solutions designed to connect consumers with service providers and vendors of products and services. The platform integrates core marketplace functionalities, including service discovery, provider matching, booking and scheduling, payment processing, and post-transaction feedback mechanisms.

The Marketplace Platform and Digital Commerce Infrastructure Solutions segment is designed to be scalable and extensible across multiple service-based and transaction-oriented industry verticals. The Company focuses on ongoing technology development and platform enhancement, including improvements to system performance, user experience, data analytics integration, and transaction processing efficiency. These initiatives are intended to enhance user engagement, improve transaction conversion rates, and support long-term scalability.

The Company intends to generate revenue from its Marketplace Platform and Digital Commerce Infrastructure services through transaction-based fees, subscription arrangements, advertising services, and other value-added offerings. The timing and extent of revenue generation will depend on factors such as market adoption, platform scalability, competitive conditions, regulatory developments, and the Company’s ability to execute its commercialization strategy.

DaGe Platform

The DaGe Platform is a digital marketplace designed to connect automotive owners with service providers and vendors of automotive-related products and services. This platform facilitates various services, including vehicle maintenance, repair, tire replacement, and electric vehicle (EV) charging, as well as the sale of automotive accessories. The platform includes functionality for service discovery, booking management, payment processing, and user feedback, and is intended to support mobility-related applications.

The DaGe Platform is part of the Company’s Marketplace Platform and Digital Commerce Infrastructure services initiatives and is at early stages of development. These activities may require ongoing investment and may not generate significant revenue in the near term. The Company may seek to generate revenue from this platform through transaction-based fees, subscriptions, advertising, and related services; however, the timing and extent of such revenue remain uncertain and will depend on market adoption, platform development, and regulatory conditions.

JiuGe Procurement Platform

The JiuGe Procurement Platform is an enterprise procurement solution operated by JiuGe Technology and is included within the Company’s Marketplace Platform and Digital Commerce Infrastructure initiatives. The platform is designed to support JiuGe Technology’s mobile recharge business by centralizing supplier product catalogues and facilitating procurement workflows for employee benefits, customer rewards, and promotional campaign distribution. The goal is to improve procurement efficiency, supplier coordination, and internal resource allocation.

(iii)	Data And Analytics Platform Solutions

The Company provides data analytics and data-driven solutions through its Sapientus platform to insurance companies, financial service providers, and enterprise customers. This segment represents a key strategic focus and is intended to support the Company’s transition toward higher-margin and scalable services.

Sapientus aggregates and processes large volumes of structured and unstructured data from multiple sources to generate analytical insights and reporting outputs that support decision-making in sectors such as insurance, financial services, and mobility. The platform is designed to support risk assessment, trends identification, customer segmentation, marketing analysis, and related business operations.

The Company continues to invest in expanding its data capabilities and analytical models. The performance and growth of this segment may be affected by market acceptance, regulatory developments, and the Company’s ability to access and utilize data in compliance with applicable laws and regulations.

(iv)	Advanced Technology and Platform Solutions

The Company develops advanced technology and platform solutions designed for enterprise and mission-oriented environments that require real-time communication, coordination, and operational management capabilities. These solutions are intended to support complex workflows across a range of industry applications where reliability, performance, and system integration are important.

C2 Platform

The Company, through its VIE, JiuGe Technology, has developed a C2 Platform focused on communications and operational coordination for mobility-related applications, including emergency response, logistics, and specialized field operations.

The C2 Platform represents the Company’s initial deployment of its technology in mission-critical and public infrastructure environments that support public safety and operational coordination. The platform reflects the Company’s ability to design and implement system-level software solutions intended to operate in environments requiring reliability, performance, and continuity of service.

The Company intends to leverage its experience and technical capabilities developed through the C2 Platform to evaluate and pursue opportunities in other areas of critical infrastructure. These potential applications may include public safety systems, transportation networks, emergency response coordination, and other large-scale operational environments, subject to customer demand, technical feasibility, and regulatory considerations.

The C2 Platform integrates mobile communications, data processing, and system coordination functions to facilitate information sharing between field personnel and centralized command centres. This platform is designed to support real-time data transmission, remote monitoring, and coordination of field operations.

The Company’s C2 Platform initiatives focus on developing and deploying communication and platform solutions for commercial and specialty vehicles. These solutions aim to enhance situational awareness, fleet coordination, and remote operations across various use cases, including emergency response, logistics, and infrastructure services. The C2 Platform is currently in the commercialization stage and is being introduced to enterprise and public-sector customers through pilot deployments, procurement processes, and direct engagement activities. The timing and extent of future revenue generation will depend on a number of factors, including customer adoption, procurement cycles, competitive conditions, and the successful scaling of deployments across additional jurisdictions and applications.

Corporate Information

The Company has been organized as a holding company and conducts a significant part of its operations through subsidiaries and contractual arrangements with affiliated entities in the PRC, including its VIE. The Company’s operations in the PRC are primarily carried out through its wholly owned subsidiaries and a wholly foreign-owned enterprise (“WFOE”), which has entered into a series of contractual agreements with the VIE and its respective shareholder.

These contractual arrangements are intended to provide the Company with effective control over the VIE and the ability to receive substantially all of the economic benefits of the VIE’s operations. The VIE structure is employed to comply with PRC laws and regulations that restrict or prohibit foreign ownership in certain industries. However, these arrangements have not been tested in a court of law in the PRC and carry associated risks and uncertainties. See “Item 1A. Risk Factors—Risks Related to VIE Agreements.”

The following diagram depicts our corporate structure:

The Company’s holding company structure presents unique risks as the Company’s investors may never directly hold equity interests in the Company’s subsidiaries or the VIE.

The Company relies on distributions and other payments from its subsidiaries and VIE to fund its operations. These payments are subject to PRC laws and regulations, including restrictions on dividends, foreign exchange controls, and other regulatory requirements.

The Company’s subsidiaries and VIE are subject to regulation by PRC authorities, including the China Securities Regulatory Commission (“CSRC”) and the Cyberspace Administration of China (“CAC”). As of the date of this prospectus, the Company is not required to obtain specific approvals from these authorities to operate its current business. However, under the CSRC’s Overseas Listing Trial Measures, the Company may be required to complete filing procedures for future overseas securities offerings.

The regulatory environment in China is evolving, and it remains uncertain how new or changing laws and regulations may impact the Company’s operations, its ability to accept foreign investment, or its ability to maintain a listing on a U.S. or other foreign exchange.

Licensing

The Company’s operations in the PRC require specific licenses and permits. Its VIE and related operating entities hold value-added telecommunications business licenses issued by the MIIT. These licenses are necessary for providing mobile payment, recharge, and messaging services in China.

VIE Structure

The Company conducts a substantial portion of its operations in China through VIE arrangements. These arrangements consist of a series of contractual agreements (the “VIE Agreements”) between the Company’s WFOE and the VIE, along with its shareholder, pursuant to which JiuGe Technology became the Company’s contractually controlled affiliate. The VIE Agreements include a consulting services agreement, a loan agreement, a power of attorney agreement, a call option agreement and a share pledge agreement in order to secure the connection and commitments of the VIE.

The purpose of these agreements is to give the Company effective control over the VIE and to enable it to receive the majority of the economic benefits from its operations. However, the Company lacks direct equity ownership in the VIE, which means these arrangements may not be as effective as direct ownership.

The enforceability of the VIE agreements under PRC law remains uncertain, and there is no guarantee that the Company will be able to maintain effective control over the VIE. Please see “Risk Factors—Risks Related to VIE Agreements.”

Acquisition of Operational Control of Beijing Technology

The Company acting through the VIE expanded its telecommunications services through the acquisition of operational control of Beijing XunLian TianXia Technology Co., Ltd., which provides enterprise messaging solutions, including SMS and MMS, for enterprise customers. This service complements the Company’s mobile payment and recharge offerings and operates under licenses issued by the MIIT.

Strategic Cooperation with China Unicom

The Company, through its VIE, JiuGe Technology, has established cooperative arrangements with China United Network Communications Limited and its regional branches, including China Unicom Yunnan. These arrangements represent a key component of the Company’s telecommunications ecosystem and support its transaction-based service model.

Under these cooperation arrangements, JiuGe Technology is responsible for constructing and operating electronic sales platforms and related services through which consumers may purchase telecommunications products and services, including mobile devices, mobile service plans, broadband services, and related offerings. The Company receives a share of the revenue generated from transactions processed through these platforms.

The Company believes these arrangements enhance its integration with major telecommunications operators in China and provide opportunities to increase transaction volume and service penetration. The extent of revenue generated from these arrangements depends on transaction activity, customer adoption, and ongoing commercial cooperation with the relevant counterparties.

In addition, in January 2022, TengLian, a subsidiary of JiuGe Technology, entered into a cooperation arrangement with China Unicom to support device protection programs for mobile and 5G devices. This initiative expands the Company’s involvement in value-added telecommunications services and may enhance its broader service offerings.

These cooperative arrangements are subject to customary commercial terms, including renewal provisions and termination rights, and their continuation and financial contributions will depend on ongoing performance, regulatory conditions, and market demand.

Intercorporate Relationships

The following is a list of all of our subsidiaries and the corresponding date of jurisdiction of incorporation or organization and the ownership interest of each. All of our subsidiaries are directly or indirectly owned or controlled by us:

Name of Entity	Place of Incorporation / Formation	Ownership Interest
Finger Motion Company Limited (1)	Hong Kong	100%
Finger Motion (CN) Global Limited (2)	Samoa	100%
Finger Motion (CN) Limited (3)	Hong Kong	100%
Shanghai JiuGe Business Management Co., Ltd.(4)	PRC	100%
Shanghai JiuGe Information Technology Co., Ltd.(5)	PRC	Contractually controlled (5)
Beijing XunLian TianXia Technology Co., Ltd.(6)	PRC	Contractually controlled
Finger Motion Financial Group Limited(7)	Samoa	100%
Finger Motion Financial Company Limited(8)	Hong Kong	100%
Shanghai TengLian JiuJiu Information Communication Technology Co., Ltd.(9)	PRC	Contractually controlled
Shanghai KeShunXiang Automobile Service Co., Ltd.(10)	PRC	Contractually controlled
Zhejiang ChangXin Communication Equipment Co., Ltd.(11)	PRC	Contractually controlled
Shanghai XiaoYi Bin Tong Technology Co., Ltd.(12)	PRC	Contractually controlled

Notes:

(1)	Finger Motion Company Limited is a wholly-owned subsidiary of FingerMotion, Inc.
(2)	Finger Motion (CN) Global Limited is a wholly-owned subsidiary of FingerMotion, Inc.
(3)	Finger Motion (CN) Limited is a wholly-owned subsidiary of Finger Motion (CN) Global Limited.
(4)	Shanghai JiuGe Business Management Co., Ltd., sometimes referred to in this prospectus as “the WFOE,” is a wholly-owned subsidiary of Finger Motion (CN) Limited.
(5)	Shanghai JiuGe Information Technology Co., Ltd., sometimes referred to in this prospectus as “the VIE,” is a variable interest entity that is contractually controlled by Shanghai JiuGe Business Management Co., Ltd.
(6)	Beijing XunLian TianXia Technology Co., Ltd. is a 99% owned subsidiary of Shanghai JiuGe Information Technology Co., Ltd.
(7)	Finger Motion Financial Group Limited is a wholly-owned subsidiary of FingerMotion, Inc.
(8)	Finger Motion Financial Company Limited is a wholly-owned subsidiary of Finger Motion Financial Group Limited.
(9)	Shanghai TengLian JiuJiu Information Communication Technology Co., Ltd. is a 99% owned subsidiary of Shanghai JiuGe Information Technology Co., Ltd.
(10)	Shanghai KeShunXiang Automobile Service Co., Ltd. is a 99% owned subsidiary of Shanghai JiuGe Information Technology Co., Ltd.
(11)	Zhejiang ChangXin Communication Equipment Co., Ltd. is a 70% owned subsidiary of Shanghai KeShunXiang Automobile Service Co., Ltd.
(12)	Shanghai XiaoYi Bin Tong Technology Co., Ltd. is a 80% owned subsidiary of Shanghai JiuGe Information Technology Co., Ltd.

Because we do not directly hold equity interests in the VIE, we are subject to risks and uncertainties of the interpretations and applications of Chinese laws and regulations, including but not limited to, the validity and enforcement of the VIE Agreements among the WFOE, the VIE and the shareholder of the VIE. We are also subject to the risks and uncertainties about any future actions of the Chinese government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations and may cause the value of our shares of common stock (“Common Shares”) to depreciate significantly or become worthless.

The VIE Agreements may not be as effective as direct ownership in providing operational control. For instance, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. The shareholder of the VIE may not act in the best interests of our Company or may not perform their obligations under the VIE Agreements. Such risks exist throughout the period in which we intend to operate certain portions of our business through the VIE Agreements with the VIE. In the event that the VIE or its shareholder fail to perform their respective obligations under the VIE Agreements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. In addition, even if legal actions are taken to enforce the VIE Agreements, there is uncertainty as to whether Chinese courts would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. See “Risk Factors—Risks Related to the VIE Agreements”. We rely on the VIE Agreements with the VIE and its shareholder for a significant portion of our business operations. The VIE Agreements may not be as effective as direct ownership in providing operational control. Any failure by the VIE or its shareholder to perform their obligations under such contractual arrangements would have a material and adverse effect on our business.

As of the date of this prospectus, we and the VIE are not required to seek permissions from the CSRC, the CAC, or any other entity that is required to approve of the operations of the VIE, other than a value-added telecommunications business license, which has already been obtained. Nevertheless, Chinese regulatory authorities may in the future promulgate laws, regulations or implement rules that require us, our subsidiaries or the VIEs to obtain permissions from such regulatory authorities to approve the operations of the VIE or any securities listing.

Products and Services

The Company’s activities are organized by its four primary business segments: (i) telecommunications products and services, (ii) marketplace platform and digital commerce infrastructure solutions, (iii) data and analytics platform solutions, and (iv) advanced technology and platform solutions. Across these segments, the Company employs a combination of digital distribution channels, direct sales efforts, and strategic collaborations to support customer acquisition, increase service utilization, and expand its market presence.

(i) Telecommunications Products and Services

The Company offers telecommunications-related services in the PRC through its subsidiaries and VIE structure. This segment includes mobile payment and recharge services, as well as enterprise messaging services such as short message services (“SMS”) and multimedia messaging services (“MMS”). These services historically represent a significant portion of the Company’s revenue. The Company conducts its operations through JiuGe Technology.

The Company conducts its sales and marketing activities for its telecommunications products and services primarily through online distribution channels, including e-commerce marketplaces and social media platforms in the PRC. These channels are used to facilitate customer acquisition, promote product offerings, and support transaction execution.

In coordination with telecommunications operator arrangements, the Company conducts periodic promotional campaigns, including seasonal and region-specific initiatives, designed to align with local market conditions and consumer demand. The Company also maintains relationships with online storefront operators and other business collaborators to support distribution and customer outreach.

In addition, the Company has implemented customer engagement initiatives, including loyalty-based programs in collaboration with telecommunications operators, which are intended to support customer retention and increase usage of its services. For its enterprise-focused communications services, including SMS offerings, the Company utilizes direct sales, account management, and channel partnerships to expand its corporate customer base and increase service adoption across multiple industry sectors.

Mobile Payment and Recharge Services

The Company provides mobile airtime and data recharge services to telecommunications carriers and channel partners, allowing end users to purchase prepaid mobile credits through its platform. The Company procures airtime and data packages in bulk from telecommunications operators and distributes them through a network of enterprise customers, digital platforms, and other distribution channels.

JiuGe Technology holds licensed access agreements with major Chinese telecom providers, including China Mobile Communications Corporation (“China Mobile”) and China United Network Communications Group Co., Ltd. (“China Unicom”). Through these arrangements, JiuGe Technology offers mobile payment and recharge services, earning revenue from transaction rebates paid by telecom operators.

The platform provides real-time payment and recharge services to third-party businesses, e-commerce channels, and online marketplaces such as JD.com, Pinduoduo, and Tmall. JiuGe Technology generates revenue by processing payments for telecom services and receiving rebates from telecom operators. To attract users, it may offer discounted data or talk-time packages through its platform. Additionally, the Company serves as a loyalty redemption agent for China Mobile, allowing customers to redeem telecom loyalty benefits through its platform.

In 2019, JiuGe Technology entered into an agreement with China Unicom’s Yunnan division to build and operate an online sales platform for telecom-related products and services, including mobile phones, broadband services, smart devices, and related insurance offerings. Under this arrangement, JiuGe Technology receives a percentage of the sales revenue generated through the platform.

The Company has also secured contracts with China Mobile and China Unicom to acquire new telecom subscribers and continues to expand mobile phone sales through its online channels.

The Company’s products and services offerings for mobile payment and recharge services include the following:

Product / Service	Details
Recharge Services	The Company offers recharge services to consumers throughout China.

Data Plan	The Company offers mobile data plans to consumers, including 5G plans.

Mobile Phone	The Company offers mobile phones to consumers online. Upon order completion, the Company’s up-stream partners or phone distributors (VSens and ZhengZhouXinSiWei) will arrange direct delivery to the customer.

Subscription Plan	The Company acquires new customers by offering telecommunication subscription plans. The Company shares revenue with telecommunication operators on a new subscribers’ spending over the following 12 months.

Value Added Products and Services	New product lines and services will be brought in by the Company to offer to the existing user base through the delivery channels of the Telecommunication partners and the platform partners.

Up-Stream Partners

The Company partners with all three major telecommunication operators in China, namely China Mobile, China Unicom and China Telecom, to offer its products and services:

Telecommunication Operator	Products and Services
China Mobile	Recharge Service Data Plan Subscription Plans Mobile Protection Plans

China Unicom	Recharge Service Data Plan Subscription Plan Mobile Protection Plans

China Telecom	Recharge Service Data Plan

Down-Stream Partners

The Company currently operates online stores and pages on various e-commerce and social media platforms, gaining access to millions of users without having to incur the associated marketing expenditures or user acquisition investments.

Name of Online Stores	Partners / Platform	Details
JiuGe TongXin Store	TMall.com	Telco Products & Services
HeNan China Mobile Store	TMall.com	China Mobile Flagship Store
JiuGe Mobile Data Store	PingDuoDuo.com	Telco Products & Services
JiuGe Mobile Data Store	Tbao	Telco Products & Services

Enterprise Messaging Services (SMS and MMS)

The Company provides enterprise messaging services through Beijing XunLian TianXia Technology Co., Ltd. (“Beijing Technology”), which it controls operationally via JiuGe Technology. Beijing Technology is licensed by the Ministry of Industry and Information Technology (“MIIT”) to provide SMS and MMS services in the PRC.

The Company procures messaging capacity in bulk and delivers these services to enterprise customers, including automobile manufacturers, hotel chains, airlines, and e-commerce companies. Its integrated messaging platform enables enterprise customers to manage high-volume messaging campaigns, ensuring compliance with relevant regulatory requirements for message content and distribution, and provides delivery tracking capabilities.

The Company’s SMS Integrated System provides a robust back-end control panel for corporate partners to access and manage their own messaging settings. Corporate partners can upload a list of targeted members, compose text or multimedia messages and define broadcasting settings. All messages must be submitted to the ministry for review before being delivered to telecommunication operators’ back-end for broadcasting.

The mass SMS text message service offers bulk SMS services to end consumers with competitive pricing. Beijing Technology retains a license from the MIIT to operate SMS and MMS business in the PRC. Similar to the mobile payment and recharge business, Beijing Technology is required to make a deposit or bulk purchase in advance and has secured business customers that will utilize Beijing Technology’s SMS integrated platform to send bulk SMS text messages monthly. Beijing Technology has the capability to manage and track the entire process, including guiding the Company’s customer to meet government’s guidelines on messages composed, until the SMS messages have been delivered successfully.

The Company’s SMS Integrated System performs more than 150 million SMS transactions monthly. The Company focuses its efforts on:

■	Continuously enhancing the SMS Integrated System to offer a more flexible, reliable, and scalable platform.

■	Working closely with telecommunication operators in a select few provinces allows the Company’s business development team to negotiate and secure better bulk purchase pricing from time to time.

■	The Company’s corporate partners span various industries such as airlines, insurance and financial services, e-commerce and consumer markets; diversifying sources of revenue improves the stability of the Company’s revenue stream and minimizes seasonal fluctuations with SMS volume.

Marketplace Platform and Digital Commerce Infrastructure Solutions

The Company’s Marketplace Platform and Digital Commerce Infrastructure Solutions segment consists of the DaGe Platform and the JiuGe Procurement Platform.

DaGe Platform

During fiscal 2026, the Company expanded its marketplace platform and digital commerce infrastructure solutions segment through the acquisition of intellectual property assets related to the DaGe Platform.

The DaGe platform is an integrated digital marketplace designed to connect automotive owners with a wide network of service providers and merchants. It enables users to access a variety of automotive services, such as car maintenance, repairs, tire replacement, and electric vehicle (EV) charging stations. Additionally, the platform allows merchants to sell car-related products and accessories, creating a comprehensive automotive marketplace. As of February 28, 2026, the platform had integrated approximately 86,000 charging stations and approximately 12,500 vendors and service providers.

The DaGe platform functions as an online marketplace tailored to automotive needs, aggregating service providers and product vendors into a single, user-friendly ecosystem. Through the DaGe Mobile App, users can locate nearby services using geolocation, schedule appointments, purchase accessories, and make secure payments. Features include service provider ratings, booking management, promotions, and loyalty rewards.

Supporting the expansion of EV infrastructure, the DaGe platform facilitates access to a growing network of EV charging stations, aligning with broader trends toward sustainable mobility.

The Company’s sales and marketing efforts for its DaGe Platform are focused on increasing user adoption, expanding service provider participation, and driving transaction volume across its platforms.

Marketing activities are conducted primarily through digital channels, including mobile applications such as WeChat Mini-Programs, social media platforms, and messaging-based campaigns. The Company also leverages its existing telecommunications customer base and distribution channels to promote its marketplace platforms and facilitate user acquisition.

The Company engages in co-marketing initiatives with automotive service providers and commercial partners to expand platform visibility and service offerings. Customer acquisition and retention strategies include promotional campaigns, referral programs, and targeted marketing efforts based on geographic and user behaviour data. As the Company expands its marketplace platforms into additional regions or service categories, it intends to adapt its marketing strategies to reflect local market conditions and consumer preferences.

JiuGe Procurement Platform

Launched on December 1, 2025, the JiuGe Procurement Platform is an enterprise procurement solution operated by JiuGe Technology and is included within the Company’s Marketplace Platform and Digital Commerce Infrastructure initiatives. The platform is designed to support JiuGe Technology’s mobile recharge business by centralizing supplier product catalogues and facilitating procurement workflows for employee benefits, customer rewards, and promotional campaign distribution.

As of February 28, 2026, the platform was being piloted with certain regional operations of China Mobile in Shanghai and Jiangxi, as well as with Juneyao Airlines. The Company intends to continue evaluating opportunities to expand the platform’s adoption and geographic reach as part of its strategy to broaden its enterprise service offerings and diversify revenue sources.

Data and Analytics Platform Solutions

The Company launched its proprietary platform “Sapientus” in July 2020 to deliver data-driven solutions and insights for businesses within the insurance and financial services industries. Sapientus forms the core of the Company’s big data analytics arm, which is housed in the Company’s indirect wholly-owned subsidiary, Finger Motion Financial Company Limited (“FMFC”). Leveraging the Company’s strong tech and data backbone, Sapientus specializes in data mining and insights extraction. The Company’s flexible data structure is built from the ground up, by transforming raw telco data into basic building blocks, statistical measures and behavioral inferences, while layering in auxiliary contextual information, to extract behavioral insights and power revolutionary applications for insurance and financial services.

Over the past several years, Sapientus’s predictive models had garnered much interest and positive receptivity from the industry, particularly reinsurers and insurers in China and the greater region; we continue to elevate our analytic capabilities and align our services against the needs of our partners and the larger ecosystem.

Sapientus is strategically focused on developing and promoting our core analytic products to the market, specifically:

■	enhancing modeling precision by incorporating additional insurance datasets;

■	expanding modeling efforts to cover various insurance products;

■	begin promoting models to a broader client base for extensive real-world use, targeting insurers as well as various other prospective collaborators in the ecosystem; and

■	further developing a sales rating engine by leveraging our comprehensive data assets and applying AI technology.

The Company sells its data and analytics platform solutions to enterprise customers in the insurance and reinsurance sectors, as well as financial institutions and intermediaries. Sales activities are conducted primarily through direct sales and business development personnel and include customer engagement, relationship management, and participation in industry events.

The Company supports customer evaluation and adoption through product demonstrations, pilot deployments, and proof-of-concept implementations. The sales cycle is generally long and complex due to enterprise procurement, integration requirements, and data governance considerations.

The Company may enter into strategic arrangements to support data access, integration, and distribution of its platform. Growth in this segment depends on market acceptance of analytics solutions, data availability, competitive conditions, and compliance with applicable regulatory and data protection requirements.

Advanced Technology and Platform Solutions

C2 Platform

The Company’s advanced technology and platform solutions business vertical focuses on enabling next-generation connected vehicle ecosystems by integrating advanced communication, data, and AI technologies into commercial and specialty (e.g., emergency response) vehicles. Through our subsidiary, JiuGe Technology, we provide system integration services and technology platforms that support the development of intelligent, networked vehicle fleets for government and enterprise customers.

We have developed the Advanced Mobile Integrated Command and Communication Platform (the “C2 Platform”) as a core offering to address critical communications needs for emergency response, disaster recovery, and specialized field operations. The C2 Platform integrates satellite communication, 5G mobile networks, IoT-enabled sensors, AI-driven data analytics, and cloud-based infrastructure to enable real-time data transmission, remote monitoring, and mobile command coordination.

This platform is designed to enhance field operations by maintaining reliable communication links, enabling remote command capabilities, and facilitating data-driven decision-making, even in remote or disaster-affected environments.

The Company markets its C2 platform to enterprise and public-sector customers, including municipalities, emergency response agencies, industrial operators, and automotive partners. Sales activities are conducted through direct engagement, government procurement processes, and strategic partnerships.

The Company supports adoption through pilot programs, live demonstrations, and participation in public safety and technology-related events. The C2 platform is positioned for deployment in mission-critical communication and operational environments.

The Company provides implementation support, system integration, and training services to facilitate customer onboarding and platform deployment. Growth in this segment depends on public-sector procurement activity, enterprise adoption, and the Company’s ability to secure strategic alliances and integration partnerships.

Throughout fiscal 2026, JiuGe Technology secured contracts from government emergency response agencies in multiple Chinese cities through competitive public tender processes. As of February 28, 2026, ten vehicles equipped with the C2 Platform had been deployed for beta testing and operational use.

Growth Strategy

The Company’s long-term growth strategy focuses on scaling its existing business capabilities, enhancing its technology platforms, and expanding into adjacent markets where its platform, data, and system-level expertise can be effectively applied.

Key elements of this strategy include:

●	Strengthening core operations. The Company intends to continue to improve operational efficiency, platform reliability, and technological capabilities within its existing markets in the PRC. This includes optimizing transaction processing, improving system scalability, and maintaining strong relationships with telecommunications operators, service providers, and enterprise customers.

●	Expansion of the telecommunications ecosystem. The Company seeks to support the growth of its telecommunications-related services by increasing transaction volumes, strengthening operator integrations, and broadening service offerings through its operating subsidiaries. Growth in this segment is expected to be driven by enhanced enterprise adoption, deeper ecosystem integration, and ongoing product innovation.

●	Advancement of data analytics technologies and platforms. The Company intends to further develop its data analytics capabilities and platforms to address evolving market demand and create additional revenue streams. This includes enhancing the Sapientus Platform to expand data processing capabilities, analytical modeling, and enterprise reporting solutions, enabling scalable, data-driven decision-making tools across various industry verticals.

●	Scaling of marketplace platform and digital commerce infrastructure solutions. The Company intends to scale its mobile-first, online-to-offline (“O2O”) marketplace platforms through increased user adoption, expansion of service provider networks, and higher transaction volumes across its digital commerce ecosystem. Growth initiatives will include enhancing platform functionality, optimizing user experience, and expanding into additional service categories and geographies. The Company also seeks to strengthen monetization through transaction-based fees, subscription models, and advertising services, subject to market adoption and platform maturity.

●	Expansion of advanced technology and platform solutions. The Company plans to expand its advanced technology and platform solutions offerings, including its C2 Platform, into additional areas of critical infrastructure and business critical operations. These areas may include public safety systems, transportation networks, emergency response coordination, and other large-scale operational environments. Growth in this segment is expected to be driven by continued product development, pilot deployments, and increased customer adoption in both enterprise and public-sector markets, subject to procurement cycles, regulatory requirements, and technical validation.

●	Productization for regional deployment. The Company plans to adapt its existing intellectual property, data analytics models, and platform capabilities, including its Sapientus Platform and mobility platforms, for deployment in selected regional markets. This approach aims to enable scalable expansion by leveraging established technology assets and operational expertise across multiple markets.

●	Strategic partnerships, investments, and acquisitions. The Company seeks to identify and pursue strategic partnerships, joint ventures, and acquisition opportunities that enhance its distribution capabilities, expand its service offerings, and support long-term value creation.

Research & Development

■	Telecommunications Products & Services - The Company continues to develop its messaging platform that allows businesses and brands to engage with their customers using 5G infrastructure, providing a more efficient, cost-effective, and robust user experience. This development is expected to create a new marketing channel for the Company’s current and prospective business partners.
■	Data Analytics Platform Solutions - The Company continues to develop its Data Analytics Platform Solutions (Big Data) analytics capabilities, including its Sapientus data platform, by integrating external data sources and refining proprietary data models to support insurtech and fintech applications in collaboration with insurance and financial services partners.
■	DaGe Platform - The Company is developing its DaGe platform to enhance data processing, aggregation, and analytics capabilities, with a focus on scalable deployment for enterprise use cases that require large-scale processing of structured and unstructured data.
■	JiuGe Procurement Platform - This enterprise procurement solution is being piloted with certain regional operations of China Mobile in Shanghai and Jiangxi, as well as with Juneyao Airlines. The Company intends to continue evaluating opportunities to expand the platform’s adoption and geographic reach.
■	C2 Platform - Development efforts are focused on improving system reliability, integration capabilities, and interoperability with public-sector and enterprise infrastructure.

Competition

The Company operates in a highly competitive and rapidly evolving industry that is subject to technological change and regulatory oversight. The Company competes with a range of participants, including larger, more established companies, as well as providers that offer similar or substitute products and services.

The Company’s mobile payments business competes with other licensed service providers authorized by mobile telecommunications operators in China, as well as unlicensed payment processors that offer comparable services. In addition, the Company competes with alternative payment methods, including credit and debit cards, other electronic payment platforms, and bank transfers.

The Company holds an exclusive license to act as an authorized payment processor for China Unicom and China Mobile. These arrangements provide the Company with access to distribution channels for mobile payment services; however, competition remains based on service capabilities, pricing, technology, and customer adoption.

Intellectual Property

The Company has sufficient intellectual property rights to operate its mobile payment and recharge platform system. Specifically, the Company has registered patents for its mobile payment and recharge platform system. The Company will continue to enhance the system to meet market and consumer demands and requirements. The Company has also implemented strict controls to ensure the safe and secure keeping of any source codes.

The Company has registered the following patents:

Patent Registration Number	Region	Title	Inventors	Applicant	Status as of the date of this Annual Report

2019SR0439119	Shanghai, China	PigeonHoles Integration System (1)	Shanghai JiuGe Business Management Co. Ltd	Shanghai JiuGe Business Management Co. Ltd	Obtained

2020SR0741902	Shanghai, China	SMS Integrated System(2)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2020SR0792227	China	JiuGe Customer Profiling Software V1.0.0 (3)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2020SR0772385	China	JiuGe TELCO Big Data Software V1.0.0 (4)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2020SR0809253	China	JiuGe Risk Assessment System Software V1.0.0 (5)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2020SR0860695	China	JiuGe Internet Big Data Software V1.0.0 (6)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2020SR0867792	China	JiuGe Mobile Digital Precision Marketing Software V1.0.0 (7)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2021SR2129368	China	JiuGe Risk Query API and UI Design V1.0.0 (8)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2021SR1773860	China	JiuGe Insurance Anti-Fraud System Design V1.0.0 (9)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2022SR1343393	China	JiuGe Insurance Client Medical Behavior Assessment System V1.0.0 (10)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2023SR0092476	China	JiuGe Insurance Client Financial Rating System V1.0.0 (11)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2024SR0201599	China	JiuGe Mobile Protection Mini Program Server System V1.0.0 (12)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2024SR0373838	China	JiuGe Mobile Protection Mini Program Client System V1.0.0 (13)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2024SR2019159	China	JiuGe Mobile Recharge System V1.0.0 (14)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2025SR1169273	China	JiuGe Mobile Recharge Channel Management System V1.0.0 (15)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

2025SR1946587	China	JiuGe Traffic Operation Management System V1.0.0 (16)	Shanghai JiuGe Information Technology Co. Ltd	Shanghai JiuGe Information Technology Co. Ltd	Obtained

Notes:

(1)	PigeonHoles Integration System is the Company’s proprietary universal exchange platform which provides seamless integration between telecommunication operators and online stores servicing PRC’s customers.

(2)	The Company’s SMS Integrated System provides a robust back-end control panel for corporate partners to access and manage their own messaging settings. Corporate partners can upload a list of targeted members, compose text or multimedia messages and define broadcasting settings.

(3)	Patent based on JiuGe’s big data analysis and commercialization of consumer’s profile

(4)	Patent based on JiuGe’s big data analysis for telecommunication products and services

(5)	Patent based on JiuGe’s big data analysis on risk assessment system

(6)	Patent based on JiuGe’s big data analysis for online product.

(7)	Patent based on JiuGe’s big data analysis for online digital contents on mobile

(8)	Patent based on JiuGe’s big data analysis for Risk Query API and UI designs

(9)	Patent based on JiuGe’s big data analysis for Insurance Anti-Fraud System Design

(10)	Patent based on JiuGe’s big data analysis for Insurance Client Medical Behavior Assessment System

(11)	Patent based on JiuGe’s big data analysis for Insurance Client Financial Rating System

(12)	JiuGe Mobile Protection Mini Program Server System is a data analysis and processing service powered by big data platforms. It cooperates with insurance companies to provide mobile screen and other hardware protection services for telecom operator users.

(13)	JiuGe Mobile Protection Mini Program Client System is a client application that, based on big data analytics and in cooperation with insurance companies, supports mobile screen and other hardware protection services for telecom operator users.

(14)	JiuGe Mobile Recharge System is an in-house developed direct top-up platform that enables seamless integration between telecom carriers and online stores serving customers in mainland China.

(15)	JiuGe Mobile Recharge Channel Management System is the channel management service for the JiuGe Mobile Recharge System. It features routing, management, and accounting across multiple carriers, regions, channels, and plans.

(16)	JiuGe Traffic Operation Management System is an in-house developed direct data recharge platform built by our company. It is dedicated to enabling seamless integration between telecom carriers and online stores as well as points malls serving customers in the Chinese mainland.

Regulation

The Company operates in a highly regulated environment related to its payments business. The regulatory framework governing digital and mobile payments continues to evolve in response to developments in areas such as anti-money laundering, counter-terrorist financing, data privacy, cybersecurity, and consumer protection.

In China, the Company’s payment-related activities are subject to oversight by relevant financial regulatory authorities, including the People’s Bank of China. Other national or provincial regulatory agencies may have or assert jurisdiction over our activities, including agencies and authorities outside of China, if our platform is utilized by consumers in such jurisdictions. The laws and regulations applicable to the payments industry in any given jurisdiction are subject to interpretation and change.

The Company is subject to anti-money laundering and counter-terrorist financing laws in the United States, China, and other jurisdictions where it operates. These requirements include compliance with applicable sanctions regimes, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Controls (“OFAC”) and equivalent authorities in China and other countries whose jurisdiction we may become subject as a result of our operations.

The Company is also subject to data protection and information security laws in China, the U.S. and the jurisdictions in which it operates, including requirements relating to the safeguarding of personal information and maintaining information security programs. Regulatory authorities around the world are considering numerous legislative and regulatory proposals concerning privacy and data protection that may contain additional privacy and data protection obligations than exist today. In addition, the interpretation and application of these privacy and data protection laws in China, the U.S. and elsewhere are often uncertain and in a state of flux.

The Company is subject to applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act, as well as similar laws in other jurisdictions in which it operates. Anti-corruption laws generally prohibit offering, promising, giving, accepting or authorizing others to provide anything of value, either directly or indirectly, to or from a government official or private party in order to influence official action or otherwise gain an unfair business advantage, such as to obtain or retain business.

Regulatory developments continue in areas such as digital payments, virtual currencies, identity verification, cybersecurity, and marketing practices, which may affect the regulatory framework applicable to the Company’s business.

The Company must also adhere to environmental laws and regulations in the jurisdictions in which it operates. Compliance with these laws and regulations has not had a material effect on the Company’s capital expenditures, results of operations, or competitive position.

Recent Events

On August 4, 2026, Martin Shen resigned as Chief Executive Officer and Director of FingerMotion, Inc. (the “Company”). Effective as of the same date, Ms. Kahn was appointed Chief Executive Officer and Director, filling Mr. Shen’s vacated seat on the Board.

The Company appointed Chris Polimeni as Chief Financial Officer, effective August 17, 2026. Mr. Polimeni succeeds Lee Yew Hon, whose resignation as Chief Financial Officer was accepted by the Board of Directors.

On August 27, 2026, the Company outlined its business plan regarding its expansion of its business into the data center space.

First step under new management: the Lyken.AI investment

On August 4, 2026, the Company announced the appointment of a new chief executive officer. The new management team has since set the Company’s direction as an owner and operator of enterprise AI compute capacity in North America, alongside the existing mobile data and telecommunications business.

The first executed step of that plan closed on August 17, 2026 when FingerMotion completed the acquisition of a 9.9% equity interest in Lyken AI Computing Inc., operating as Lyken.AI, from Alset AI Ventures Inc. Consideration was 1,674,480 restricted common shares of FingerMotion. No cash was paid at closing. Alset AI retains a 90.1% controlling interest in Lyken. The Company has disclosed that it may increase its position in the future, subject to the conditions in the definitive agreements.

Lyken provides outsourced cloud-compute capacity and an integrated enterprise offering across compute, storage, networking and deployment support — the customer-facing layer that sits between retail colocation and the hyperscalers. This is the same underserved mid-market buyer this plan is written to serve. The investment is therefore not an adjacent financial stake. It is the first step in the execution of the plan: a position in a platform that already originates enterprise inference demand, while BlueFlare originates the behind-the-meter sites and power that can serve that demand.

In an August 25, 2026 press release, the Company noted that Lyken had entered a non-binding memorandum of understanding dated August 24, 2026 with Swarmnet Solutions Pte. Ltd. covering an indicative framework for a 128-node NVIDIA B300 cluster and related token-optimization services. That MOU is Lyken’s, not FingerMotion’s; it remains non-binding and subject to funding and definitive agreements. It is cited here only because it is already public and because it is consistent with the pipeline the Company referenced when the Lyken investment closed.

The vision

FingerMotion has begun its transformation to strive to become a well positioned owner-operator of behind-the-meter powered, rapidly deployable data center capacity serving enterprise compute customers throughout North America — beginning in Canada and extending into the United States.

The customer the Company intends to serve is not the hyperscaler booking hundreds of megawatts for 2030. It is the enterprise buyer that needs tens of megawatts, wants the workload to remain in a specific country with a traceable chain of custody, and needs capacity in the near future rather than at the end of a multi-year interconnection queue. Banks, insurers, health systems, governments and industrial firms building their own models are prime potential customers because larger hyperscaler data centers require massive commitments that most of FingerMotions potential customers just cannot use.

The first sites the Company is evaluating under the BlueFlare framework are modular and intentionally measured in the low- to mid-single-digit megawatts. This model is designed to stack: a 1–2 MW first increment, then 10 MW, then 20 MW, as offtake proves out and project capital attaches to each increment. Fixed-scale larger campus hyperscaler projects cannot serve that type of demand, whereas the modular BTM off-grid capacity we are planning to build should be easily able to do so.

The Company sees the Lyken and BlueFlare partnerships as complimentary parts of the same plan. Lyken is the path to contracted enterprise workloads and managed services, whereas BlueFlare is the foundation to power that does not wait on a grid waiting list. New management’s plan is to put these two capabilities together, rather than to build either one from a standing start.

Why this market exists now

In Canada, four provinces reached that conclusion independently in a single year. Alberta received requests to connect roughly 19,565 megawatts of new data center load, allowed 1,200 megawatts, and under the Data Centre Regulation in force since June 2026 now directs its system operator to prioritize projects that pair demand with dedicated new generation1. British Columbia replaced its data-center interconnection queue with a competitive auction, capped and oversubscribed2. Ontario has restricted large-load connections pending unresolved rules. Saskatchewan allocated surplus to Bell’s Regina AI facility — and Bell still built on-site gas generation with a dedicated SaskEnergy pipeline. When the best-positioned grid customer in the province generates its own power, that is a verdict on the grid, not a hedge.

The United States took the opposite approach — queues left open — and arrived at the same wall. ERCOT’s large-load queue is on the order of 238 gigawatts, the majority data centers, with a request-to-operating conversion in the low single digits.3 PJM wait times run far past federal interconnection targets, and a large share of queued projects in key data-center markets may never energize.4

Canada rationed by rule. The United States rationed by queue. In both cases a connection request and actual electricity are different things. Any plan that depends on drawing power from a North American grid now depends on a process the operator does not control and, in several jurisdictions, cannot enter.

The plan: behind-the-meter, gas-fired, modular, project-financed

Behind-the-meter infrastructure generates electricity at or near the facility rather than depending primarily on electricity delivered through the public transmission grid. FingerMotion believes this model may provide several potential advantages, including:

●	greater control over the timing and availability of power

●	reduced dependence on congested utility interconnection queues

●	the ability to deploy standardized infrastructure in modular increments

●	closer alignment between capital investment and contracted customer demand

●	reduced exposure to broader grid-capacity and ratepayer constraints

●	no impact on local consumer electricity prices; and

●	Canadian operations, with their far north latitudes, should require less cooling that those in hotter climates, and thus less water consumption

Behind the meter. Electricity is generated on site for the facility and does not pass through the public grid or a utility meter. That removes the queue, the auction and, in Alberta, places the project on the path the regulation now prefers. It also removes the political risk of competing with households for ratepayer supply.

Natural gas. The fuel is dispatchable. Western Canada has abundant, inexpensive supply, including gas that would otherwise be wasted in a process called flaring. An inference or training customer cannot accept curtailment. Intermittent generation without firming does not serve this load. The Company may also evaluate complementary generation and emissions-reduction technologies where commercially and operationally appropriate.

1 19,565 MW of new data-centre load on the AESO large-load connection list (as of July 30, 2026). Alberta filed the Data Centre Regulation on 9 June 2026. It requires AESO to prioritize “tethered” / bring-your-own-generation projects that pair demand with dedicated new, expanded, or underutilized generation.

2 Industrial Electricity Allocation Framework - Province of British Columbia

3 ERCOT interconnection queue — Tracker

4 Carbon Direct releases new analysis of power grid interconnection queues in PJM and ERCOT | Carbon Direct

Modular. When the constraint is time-to-energization, a design that ships in quarters and scales in increments beats a cheaper-per-megawatt campus that arrives in 2031. Modularity also matches how enterprise demand actually appears: 10 MW, then 20, then 40, each increment needed quickly.

Project-level capital. This infrastructure is not funded from the corporate balance sheet, and the Company does not intend to try. Capital is raised against individual assets, secured by those assets and by contracted revenue from the customers they serve, so that a defined increment of capacity with an offtake is a financeable object and a speculative campus is not a company-level problem. The availability, terms and timing of any project financing will depend on site readiness, customer commitments, credit conditions and lender interest. Specific financings will be disclosed in filings when and as required.

Why BlueFlare makes the plan executable

A vision is not a plan unless someone can originate land and gas, permit the site, generate the power, install the compute, balance the load and keep the facility running. FingerMotion selected BlueFlare against three criteria disclosed on June 4: demonstrated operating experience with natural gas-powered generation in Western Canada; the stated capability to deploy modular HPC infrastructure on accelerated timelines; and a proprietary approach to intelligent load management. The collaboration is built around BlueFlare’s “From Wellhead to Workload” platform and its proprietary BALA™ (BlueFlare Adaptive Load Architecture™) load-following technology. The plan depends on those capabilities remaining inside the partnership rather than being assembled from scratch.

Site origination on gas, not on the queue. BlueFlare originates, qualifies and structures land, gas and interconnection rights for BTM sites in the three-province territory. Sites under evaluation include existing gas-powered locations that can be redesigned as inference facilities, rather than greenfield requests sitting in a utility queue.

Full project lifecycle. The contemplated framework covers development management, design and engineering, EPC or EPCM construction, commissioning, and ongoing operations and maintenance — energy, gas conditioning and HPC white space. FingerMotion is not required to stand up a Western Canadian construction and operations organization before the first kilowatt is sold.

BALA load management. BlueFlare’s load-following platform routes available power in real time between AI inference and co-located bitcoin mining. Inference is the primary value driver. Mining keeps generated power productive when inference does not call on full capacity and supports continuity of gas offtake. That is how a small first site stays economically alive while the enterprise sales cycle runs.

Time-to-energization architecture. On-site generation, battery storage and BlueFlare’s wireless connectivity approach are intended to take grid interconnection and fiber build-out off the critical path — the two delays that define conventional data-center schedules.

From Wellhead to Workload. BlueFlare’s stated platform is the conversion of Western Canadian gas, including otherwise-flared volumes, into productive compute. That is the same conversion the regulation in Alberta now rewards. Alignment between partner capability and provincial policy is not incidental to the plan. It is the plan’s operating environment.

Comfort that the plan can be achieved does not come from a forecast. It comes from two already-announced facts. On the demand side, new management has closed a 9.9% interest in Lyken, a platform already pursuing enterprise inference customers. On the supply side, the scarce physical skills — BTM gas generation, modular site delivery and adaptive load control in this geography — already exist inside BlueFlare.

How investors can measure progress

The four categories below are a way for investors to measure our progress. They occur roughly in this order, and investors should weigh later categories more heavily than earlier ones. We plan to focus on setting up sites with power, while also securing customers.

Milestone	What “done” looks like	Where the public record stands today
1. Site control	Land rights and a viable permitting path to build	Not yet announced. Several sites are in various stages of advanced discussion. No signed Commercial Term Sheet.
2. Power	Generation, fuel supply or interconnection that actually delivers electricity	Not yet announced. Sites under consideration have, or are being structured around, on-site generation; redevelopment would add generation and storage. Not a grid-queue project.
3. Customers	Signed enterprise offtake for capacity	No FingerMotion offtake announced. The 9.9% Lyken stake closed August 17 as the demand-side first step. The Lyken/Swarmnet MOU (August 24) is non-binding and is Lyken’s, not the Company’s.
4. Capital	Project financing closed against the asset and the contract	Not yet announced. Structure intended to be asset-level, not corporate-balance-sheet.

Existing operations to continue

FingerMotion intends to build its infrastructure business alongside its existing mobile payment, recharge and data-analytics operations in China. Those operations will continue to be managed as the Company develops the personnel, partnerships, technical capabilities and financing structures required for the North American infrastructure strategy. Management will continue to evaluate the allocation of resources between the two businesses with the objective of enhancing long-term value for all shareholders.

Key risks and potential challenges

Gas exposure. The model depends on natural gas remaining cheap and available where the Company builds. A sustained increase in input cost would compress the economics.

Construction and permitting. “Rapidly deployable” is a design characteristic, not a guarantee. Permitting, equipment lead times, gas-supply studies and local opposition move timelines.

The market is still forming. The enterprise compute buyer is real and early. Sales cycles are long. A small number of contracts will represent a large share of early revenue.

Capital availability. Project financing depends on credit conditions and lender appetite for this asset class. Neither is within the Company’s control.

Execution and partner dependence. This is a different business from the one FingerMotion has operated historically. The plan leverages BlueFlare so that those capabilities do not have to be built internally first. That concentration is also a risk: delay, disagreement, or a failure to reach definitive agreements on the MOU or any site would slow or stop the plan.

Policy. The regulatory environment that created this opportunity can change. Closed grids can reopen; open ones can close.

No signed project contracts yet. Until a Commercial Term Sheet and definitive agreements exist, the first site — and every site after it — remains a discussion, not an asset.

On August 31, 2026, FingerMotion, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”), which provides for the issuance and sale, in a registered direct offering by the Company of 3,958,055 shares of its common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $0.24 per share of Common Stock and Pre-funded Warrants (as defined below) to purchase 12,708,611 shares of its Common Stock (the Common Stock and the Pre-funded Warrants being collectively referred to as the “Securities”) (the “Offering”).

It shall also issue to such purchaser whose purchase of shares of our Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the Company’s Common Stock 12,708,611 pre-funded warrants (the “Pre-funded Warrants”) to purchase shares of common stock in lieu of shares of common stock. Each Pre-Funded Warrant is exercisable for one share of our common stock and is immediately exercisable and will expire when exercised in full. The purchase price of each Pre-Funded Warrant is $0.2399, which is equal to the price per share of common stock being sold to the public, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers, and customary indemnification rights and obligations of the parties.

The Securities are being offered and sold pursuant to the Registration Statement on Form S-3 (File No. 333-274456), which was declared effective by the Securities and Exchange Commission on September 29, 2023 (the “Registration Statement”). The Company shall file a prospectus supplement to the base prospectus incorporated in the Registration Statement with the SEC on the date hereof in connection with the Offering.

The Company shall net proceeds of approximately $4.0 million from the Offering, after deducting the estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for general corporate and working capital purposes.

The transaction closed on August 31, 2026.

Employees

As of February 28, 2026, we had 48 total employees, of whom all were full-time. We have 40 employees in China, 4 employees in Malaysia, 2 employees in Hong Kong, 1 employee in Taiwan and 1 employee in Canada. We believe that we maintain satisfactory working relationships with our employees.

Compliance with Environmental Laws

Compliance with foreign, federal, state and local laws that have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, have not had a material effect on our capital expenditures, earnings or competitive position.

Properties

Our corporate headquarters is located at 111 Somerset Road, Level 3, Singapore, 238164. We do not own any real property and lease all our office space.

Legal Proceedings

In the ordinary course of business, we may from time to time become subject to legal proceedings and claims arising in connection with ongoing business activities. The results of litigation and claims cannot be predicted with certainty, and unfavorable resolutions are possible and could materially affect our results of operations, financial condition or cash flows. In addition, regardless of the outcome, litigation could have an adverse impact on us as a result of legal fees, the diversion of management’s time and attention and other factors.

There are no matters as of June 10, 2026 that in the opinion of management might have a material adverse effect on our results of operations, financial condition or cash flows, or that are required to be disclosed under the rules of the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference herein because it is an important part of this prospectus. Information incorporated by reference, includes, but is not limited to, our Financial Statements and Management’s Discussion and Analysis as referenced above in this prospectus as well as, but not limited to the following information: Securities Authorized for Issuance Under Equity Compensation Plans, Management, Executive and Director Compensation, Security Ownership of Certain Beneficial Owners and Management, and Related Party Transactions.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

1.	Annual Report on Form 10-K for the year ended February 28, 2026, filed with the SEC on May 29, 2026;

2.	Quarterly Report on Form 10-Q for the quarter ended May 31, 2026, filed with the SEC on July 15, 2026;

3.	Current Reports on Form 8-K filed with the SEC on July 16, 2026, August 10, 2026, August 17, 2026, August 25, 2026, August 28, 2026 and August 31, 2026;

4.	Definitive Proxy Statement on Schedule 14A filed with the SEC on January 27, 2026; and

5.	The description of our Common Stock contained in our Registration Statement on Form 8-A filed on December 21, 2021.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Jolie Kahn, Esq. of NY, NY will provide an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

The consolidated financial statements of the Company appearing in this prospectus and registration statement for the years ended February 28, 2026 and February 28, 2025, have been audited by CT International LLP, an independent registered public accounting firm as set forth in its report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. In addition, we currently maintain management liability insurance that covers any loss up to a certain amount that our directors and officers may become legally obligated to pay as a result of a claim for a wrongful act for which we do not indemnify the directors and officers, or covers any loss up to a certain amount that we indemnify our directors and officers as a result of a claim for a wrongful act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Access to these electronic filings is available as soon as practicable after filing with the SEC. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 111 Somerset Road, Level 3, Singapore 238164, Attention: Martin Shen.

We have filed with SEC a registration statement on Form S-1 under the Securities Act with respect to our securities being offered pursuant to this prospectus. This prospectus forms part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. The registration statement contains additional information about us and the securities being offered pursuant to this prospectus. You may read a copy of the registration statement which is available to the public over the internet at the SEC’s website referred to above.

FINGERMOTION, INC.

Up to 25,521,564 Shares of Common Stock Issuable Upon Conversion of Senior Secured Convertible Note

PROSPECTUS

, 2026

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by us in connection with the preparation and filing of this registration statement. All amounts shown are estimates except for the SEC registration fee:

SEC Registration Fee:		$606.22
Accounting fees and expenses:	$
Legal fees and expenses:	$
Transfer agent and registrar fees:	$
Miscellaneous:	$
Total:	$

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Stockholder. The Selling Stockholder, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the Selling Stockholder to broker-dealers in connection with the sale of their shares.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

ITEM 16.	EXHIBITS

The following exhibits are filed as part of this registration statement.

Exhibit No.	Document
3.1(1)	Certificate of Incorporation
3.2(2)	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock dated May 15, 2017
3.3(3)	Certificate of Amendment of Certificate of Incorporation dated June 21, 2017
3.4(6)	Amended and Restated Bylaws
4.1(10)	Form of Common Warrant
4.2(10)	Form of Placement Agent Warrant
4.3 (16)	Form of PreFunded Warrant
5.1(**)	Legality Opinion

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10.1(4)	Exclusive Consulting Agreement between Shanghai JiuGe Business Management Co., Ltd. and Shanghai JiuGe Information Technology Co., Ltd. dated October 16, 2018
10.2(4)	Loan Agreement between Shanghai JiuGe Business Management Co., Ltd. and Shanghai JiuGe Information Technology Co., Ltd. dated October 16, 2018
10.3(4)	Power of Attorney Agreement between Shanghai JiuGe Business Management Co., Ltd. and Shanghai JiuGe Information Technology Co., Ltd. dated October 16, 2018
10.4(4)	Exclusive Call Option Agreement between Shanghai JiuGe Business Management Co., Ltd. and Shanghai JiuGe Information Technology Co., Ltd. dated October 16, 2018
10.5(7)(†)	Share Pledge Agreement between Shanghai JiuGe Business Management Co., Ltd. and Shanghai JiuGe Information Technology Co., Ltd. dated October 16, 2018
10.6(5)(†)	English Translation of Yunnan Unicom Electronic Sales Platform Construction and Operation Cooperation Agreement, dated as of July 7, 2019, between Shanghai JiuGe Information Technology Co., Ltd. and China United Network Communications Limited Yunnan Branch
10.7(8)	2023 Stock Incentive Plan
10.8(9)(†)	Loan Agreement between Finger Motion Company Limited and Dr. Liew Yow Ming, dated July 18, 2024.
10.9(10)	Placement Agency Agreement dated December 20, 2024, between the Company and Roth Capital Partners, LLC
10.10(10)	Form of Securities Purchase Agreement dated December 20, 2024, between the Company and the Purchasers thereto
10.11(11)(†)	Asset Purchase Agreement, dated September 30, 2025, by and between Shanghai Jihaohe Information Technology Co., Ltd., FingerMotion, Inc. and Shanghai JiuGe Business Management Co., Ltd.
10.12(12)	Sales Agreement, dated October 23, 2025, by and between FingerMotion, Inc. and R.F. Lafferty & Co., Inc.
10.13(15)(‡)	Consulting Services Agreement between Finger Motion Company Limited and Yang Yeat Choe, dated March 1, 2025
10.14(15)(‡)	Consulting Services Agreement between Finger Motion Company Limited and Yang Yeat Choe, dated March 1, 2026
10.15(13)	Share Exchange Agreement, dated March 18, 2026, by and among FingerMotion, Inc., Telforge, Inc. and the Shareholders of Telforge, Inc.
10.16(15)	Loan Extension Letter between Finger Motion Company Limited and Dr. Liew Yow Ming, dated September 4, 2025
10.17(15)(†)	Loan Agreement between Finger Motion Company Limited and Dr. Liew Yow Ming, dated December 9, 2025
10.18(15)(†)	Loan Agreement between Finger Motion Company Limited and Dr. Liew Yow Ming, dated December 24, 2025
10.19(15)	Loan Extension Letter between Finger Motion Company Limited and Dr. Liew Yow Ming, dated March 4, 2026
10.20(14)	Securities Purchase Agreement, dated May 13, 2026, by and between FingerMotion, Inc. and the Note Investor
10.21(14)	Senior Secured Convertible Note, dated May 13, 2026, issued by FingerMotion, Inc. to the Note Investor
10.22(14)	Registration Rights Agreement, dated May 13, 2026, by and between FingerMotion, Inc. and the Note Investor
10.23(14)	Security Agreement, dated May 13, 2026, by and between FingerMotion, Inc. and the Note Investor
10.24 (16)	Form of Purchase Agreement
21.1(15)	Subsidiaries of FingerMotion, Inc.
23.1(*)	Consent of CT International LLP
23.2(**)	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)
24.1(*)	Power of Attorney (included on signature page)
101.INS(*)	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File as its XBRL tags are embedded within the Inline XBRL document
101.SCH(*)	Inline XBRL Taxonomy Extension Schema Document
101.CAL(*)	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF(*)	Inline XBRL Taxonomy Extension Definitions Linkbase Document
101.LAB(*)	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE(*)	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104(*)	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101 attachments)
107(*)	Filing Fee Table

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Notes:

(*)	Filed herewith
(**)	To be filed by amendment
(†)	Portions of this exhibit have been omitted
(‡)	Indicates a management contract or compensatory plan
(1)	Previously filed as an exhibit to our Registration Statement on Form S-1 filed with the SEC on May 8, 2014 (No. 333-196503)
(2)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 16, 2017
(3)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on July 12, 2017
(4)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 27, 2018
(5)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 9, 2019
(6)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 25, 2021
(7)	Previously filed as an exhibit to our Registration Statement on Form S-1/A filed with the SEC on January 5, 2023 (No. 333-267332)
(8)	Previously filed as an exhibit to our Registration Statement on Form S-8 filed with the SEC on February 28, 2023 (No. 333-270094)
(9)	Previously filed as an exhibit to our Quarterly Report on Form 10-Q filed with the SEC on October 15, 2024
(10)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 23, 2024
(11)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on October 6, 2025
(12)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on October 23, 2025
(13)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 24, 2026
(14)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 14, 2026
(15)	Previously filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on May 29, 2026
(16)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 31, 2026

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(i)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(ii)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(iii)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, FL, on September 1, 2026.

FINGERMOTION, INC.

By:	/s/ Jolie Kahn
Jolie Kahn, Chief Executive Officer
(Principal Executive Officer) and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jolie Kahn as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jolie Kahn	Jolie Kahn, Chief Executive Officer (Principal Executive Officer) and Director	September 1, 2026
Jolie Kahn

/s/ Chris Polimeni	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 1, 2026
Chris Polimeni

/s/ Yew Poh Leong	Director	September 1, 2026
Yew Poh Leong

/s/ Hsien Loong Wong	Director	September 1, 2026
Hsien Loong Wong

/s/ Eng Ho Ng	Director	September 1, 2026
Eng Ho Ng

/s/ Tuck Seng Low	Director	September 1, 2026
Tuck Seng Low

/s/ Yang Yeat Choe	Director	September 1, 2026
Yang Yeat Choe

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